As filed with the Securities and Exchange Commission on July 17, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

H World Group Limited
(Exact name of Registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

No. 1299 Fenghua Road
Jiading District
Shanghai 201803
People’s Republic of China
(86) 21 6195-2011
(Address and Telephone Number of Registrant’s Principal
Executive Office)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
United States of America
(1) 800 221-0102
(Name, Address, and Telephone Number for
Agent of Service)

Copies to:
Jun Zou Chief Financial Officer H World Group Limited No. 1299 Fenghua Road Jiading District Shanghai 201803 People’s Republic of China (86) 21 6195-2011	Shuang Zhao Cleary Gottlieb Steen & Hamilton LLP 37th Floor, Hysan Place 500 Hennessy Road, Causeway Bay Hong Kong (852) 2532-3783

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
We are filing this registration statement in connection with an investor and registration rights agreement with Trip.com Group Limited (referred to herein as “Trip.com”), dated as of March 12, 2010, granting certain registration rights to the parties thereto (the “2010 Registration Rights Agreement”), as modified and supplemented pursuant to a supplemental registration rights agreement, dated as of August 3, 2020 (the “2020 Registration Rights Agreement,” and together with the 2010 Registration Rights Agreement, the “Registration Rights Agreement”), entered into between us and Trip.com in connection with Trip.com’s offering of US$500,000,000 aggregate principal amount of 1.50% exchangeable senior notes due 2027 (referred to herein as the “Notes”), which are exchangeable into cash, ADSs, or a combination of cash and ADS, at the election of Trip.com. For more information related to the 2020 Registration Rights Agreement, please refer to “Plan of Distribution.”
This registration statement relates to transfers and deliveries of the ADSs representing our ordinary shares, if any, that may be made from time to time to the holders of the notes in exchange for their notes. We did not receive any of the proceeds from the sale of the Notes and will not receive any financial benefit from the exchange of the Notes for our ADSs. We are not selling any of our ADSs or ordinary shares under this registration statement and will not receive any of the proceeds from the sale of ordinary shares or ADSs representing our ordinary shares by the selling securityholder.

PROSPECTUS
H World Group Limited
12,810,750 American Depositary Shares Representing
128,107,500 Ordinary Shares
(par value US$0.00001 per ordinary share)

These American Depositary Shares, or ADSs, each representing ten of our ordinary shares, are being offered by Trip.com Group Limited (“Trip.com”), the selling securityholder, to the holders of the US$500,000,000 1.5% exchangeable senior notes due July 1, 2027 (the “Notes”) issued by Trip.com to effect exchanges of the Notes. The Notes may be exchanged for ADSs at the current exchange rate of 25.6215 ADSs per US$1,000 principal amount of the Notes (equivalent to the current exchange price of approximately US$39.03 per ADS), subject to adjustment as set forth in the indenture pursuant to which the Notes were issued. Pursuant to the indenture, the noteholders may not exchange their Notes at any time on or prior to the 40th day following the date of original issuance of the Notes. After such 40th day until prior to the close of business on the business day immediately preceding July 1, 2023, noteholders may exchange their Notes at their option only under the circumstances specified in the Notes indenture. On or after July 1, 2023 until the close of business on the business day immediately preceding the Notes maturity date of July 1, 2027, noteholders may exchange their Notes at any time, without regard to such specified circumstances. See “Plan of Distribution” and “Appendix A — Indenture.”
We will not receive any of the proceeds from the sale of these ADSs.

The offered ADSs are reserved for listing on the Nasdaq Global Select Market. Our outstanding American Depositary Shares are traded on the Nasdaq Global Select Market. The American Depositary Shares are traded under the symbol “HTHT” on the Nasdaq Global Select Market. The closing price of our American Depositary Shares on the Nasdaq Global Select Market on July 16, 2024 was US$32.19 per American Depositary Share. Our ordinary shares are traded on the Hong Kong Stock Exchange pursuant to Chapter 19C (Secondary Listings of Qualifying Issuers) of the Hong Kong Listing Rules under the stock code “1179.” The closing price for our shares on the Hong Kong Stock Exchange on July 16, 2024 was HK$24.90 per ordinary share.

Investing in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors” which may be included in any prospectus supplement or are incorporated by reference into this prospectus.
H World Group Limited is not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, H World Group Limited conducts substantially all of its business through its subsidiaries, and for some businesses the direct holding of which is restricted by PRC law, through the Consolidated Affiliated Entities (defined below). While we do not have any equity ownership of the Consolidated Affiliated Entities, the contractual arrangements we have with the Consolidated Affiliated Entities enable us to direct the activities that most significantly affect the economic performance of the Consolidated Affiliated Entities, as well as receive the economic benefits from the Consolidated Affiliated Entities. In addition, we also have one Consolidated Fund (defined below, and together with the Consolidated Affiliated Entities, the “VIEs”), and the Consolidated Fund has one subsidiary, which primarily operate hotel businesses and invest in companies in the hotel industry. While we have minority equity ownership in the Consolidated Fund, the Consolidated Fund’s partnership arrangement enables us to direct the activities that most significantly affect its economic performance, as well as receive its significant economic benefits. Because of these arrangements, we have control over and are the primary beneficiary of the VIEs for accounting purposes and, therefore, have consolidated the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP. Any references to control or benefits that accrue to us because of the VIEs in this prospectus are limited to, and are subject to conditions for consolidation of, the VIEs under U.S. GAAP. Investors in our securities do not own equity interest in our operating entities, including our subsidiaries, the Consolidated Affiliated Entities and the Consolidated Fund in China, but instead own equity interest in the Cayman Islands holding company. Our securities that are listed on the stock exchanges are securities of our Cayman Islands holding company, not of our operating subsidiaries or the VIEs. As used in this prospectus, “we,” “us,” “our company,” “our” or “Huazhu” refers to H World Group Limited (formerly known as Huazhu Group Limited and China Lodging Group, Limited), a Cayman Islands exempted company with limited liability, its predecessor entities and its subsidiaries and, in the context of describing our operations and consolidated financial information, the VIEs; the “Consolidated Affiliated Entities” refers to Tianjin Jizhu Information Technology Co., Ltd. (formerly known as Tianjin Mengguang Information Technology Co., Ltd.), Huanmei Information Technology (Shanghai) Co., Ltd. and its wholly owned subsidiary Huanmei International Travel Agency (Shanghai) Co., Ltd., and Ningbo Futing Enterprise Management Co., Ltd., each of which is a Consolidated Affiliated Entity; and the “Consolidated Fund” refers to Ningbo Hongting Investment Management Center (LLP) and its subsidiary.
The contractual arrangements underlying our VIE model, including our arrangements with the Consolidated Affiliated Entities and Consolidated Fund, have not been tested in court. There is no entry restriction on foreign investment in the business operated by the Consolidated Fund. However, the Special Administrative Measures for the Access of Foreign Investment, or the Negative List (2021 Edition) (as issued by the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce, or MOFCOM, and amended from time to time), and other applicable PRC laws and regulations (including the Regulations on Travel Agencies (Revised in 2020)), prohibit direct foreign investment in certain international travel agency businesses and restrict direct foreign investment in certain internet-based businesses. Due to these regulatory restrictions on direct foreign investment, we conduct relevant operations through contractual arrangements with the Consolidated Affiliated Entities, which hold the licenses, permits and approvals that are necessary for operating relevant restricted businesses in the PRC.
The financial impacts of these VIEs were immaterial to our historical consolidated financial statements. The VIEs in aggregate contributed an insignificant portion (less than 1%) of our total revenues and total net profit (loss) in each of the fiscal years ended December 31, 2021, 2022 and 2023, and the impact of the VIEs to our consolidated balance sheets as of December 31, 2021, 2022 and 2023 were also immaterial (in aggregate contributing less than 1% of our total assets as of these respective dates). If the PRC regulatory authorities deem that any of our business operations carried out through the VIEs do not comply with PRC regulatory restrictions, especially the restrictions on foreign investment in the relevant industries, or if the relevant regulations or their interpretation change in the future, the PRC regulatory authorities could disallow this structure, which could result in us being subject to penalties or being forced to relinquish our interests in the affected operations. Additionally, potential future actions by the PRC regulatory authorities could affect the legality and enforceability of the contractual arrangements underlying the VIE model, which, consequently, would affect our ability to consolidate the financial results of the VIEs. If any of these happens, there would likely be changes in our operations and/or changes in the value of the securities of the investors. In the worst circumstances, if the contribution from VIEs becomes significant to our operations and the VIE model does not comply with PRC laws and regulations, such changes could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report for the fiscal year ended December 31, 2023 on Form 20-F filed with the SEC on April 23, 2024, which is incorporated in this prospectus by reference (“Annual Report for 2023 on Form 20-F”).
H World Group Limited is a holding company with no material operations of its own. H World Group Limited conducts its operations primarily through its subsidiaries in China and Europe. Under legacy Huazhu, H World Group Limited generally transfers cash to its Hong Kong or Singapore subsidiaries, by way of loans and capital contributions, and these Hong Kong or Singapore subsidiaries generally transfer cash to its PRC subsidiaries by making capital contributions or providing loans to them. H World Group Limited may also directly transfer cash to its PRC subsidiaries by making capital contributions or providing loans to them. These PRC subsidiaries generally transfer cash to the VIEs by loans or by making payment to the VIEs for inter-group transactions. These PRC subsidiaries generally transfer cash to these Hong Kong or Singapore subsidiaries by way of repayment of loans and dividends, and these PRC, Hong Kong or Singapore subsidiaries generally transfer cash to H World Group Limited through loans or repayment of loans. To a lesser extent, H World Group Limited and its subsidiaries may transfer cash to entities of Deutsche Hospitality by way of loans, if needed. Except as disclosed in the paragraph below, the VIEs have not distributed and do not currently have any plans to distribute any earnings or settle any amounts owed under the contractual agreements to our subsidiaries. The VIEs in aggregate contributed an insignificant portion (less than 3%) of our total retained earnings as of December 31, 2021, 2022 and 2023.
For the years ended December 31, 2021, 2022 and 2023,
•
our subsidiaries paid service fees totaled approximately RMB34 million, RMB30 million and RMB21 million (US$3 million), respectively, to the VIEs for telecommunication services and internet-related services provided to hotels;

•
cash inflows of the VIEs were primarily provided via loan arrangements with our subsidiaries, our payment to the VIEs for inter-group transactions, and capital contributions of the nominee shareholders. For example, our subsidiaries provided loans totaled RMB1 million to the VIEs in 2022;

•
the VIEs lent approximately RMB21 million, RMB2 million and nil, respectively, to our subsidiaries other than Huazhu Hotel Management Co., Ltd., a wholly-owned subsidiary of H World Group Limited (“HZ Hotel Management”), and these subsidiaries repaid RMB7 million, RMB5 million and nil, respectively, to the VIEs for loans that the VIEs previously provided to them;

•
cash was transferred from H World Group Limited to our subsidiaries primarily through shareholder loans. In these same respective periods, our subsidiaries borrowed approximately RMB1,050 million, RMB750 million and RMB987 million (US$139 million), respectively, from H World Group Limited, and our subsidiaries repaid a total of approximately nil, RMB4,165 million and RMB2,061 million (US$290 million) loans, respectively, to H World Group Limited; and

•
our subsidiaries provided nil, RMB798 million and RMB2,574 million (US$364 million) loans, respectively, to H World Group Limited, and H World Group Limited repaid approximately nil, nil and RMB540 million (US$76 million), respectively, to these subsidiaries for such loans.

For more details, see “Our Company — Our Holding Company Structure and Contractual Arrangements — Transfer of Cash Within Our Organization” below in this prospectus.
We face various legal and operational risks and uncertainties of a company based in and primarily operating in China. PRC regulatory agencies have significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or be listed on a U.S. stock exchange. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the uncertainties with respect to inspection from the U.S. Public Company Accounting Oversight Board (the “PCAOB”) on our auditor. The PRC regulatory authorities may also intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. Any such action, once taken by the PRC regulatory authorities, could result in a material change in our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or in extreme cases, become worthless. For a detailed description of risks relating to doing business in China, please refer to “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our Annual Report for 2023 on Form 20-F.
The United States adopted the Holding Foreign Companies Accountable Act on December 18, 2020, which was amended by the Consolidated Appropriations Act, 2023 on December 17, 2022 (the amended act being referred to as the “HFCA Act”). Under the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC will prohibit our securities, including our ADSs, from being traded on a U.S. national securities exchange, including NASDAQ, or in the over-the-counter trading market in the U.S. The SEC has adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB issued a report notifying the SEC of its determinations on December 16, 2021 that it was unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, including our auditor Deloitte Touche Tohmatsu Certified Public Accountants LLP. We were also conclusively identified as a “Commission-Identified Issuer” under the HFCA Act on May 26, 2022 in respect of our annual report for 2021 on Form 20-F filed on April 27, 2022. Pursuant to amendments made to the HFCA Act in 2022, the PCAOB may determine that it is unable to inspect or investigate completely registered public accounting firms in any foreign jurisdictions because of positions taken by any foreign authority, rather than an authority in the location in which the firms are headquartered or in which they have a branch or office, as was the case under the original version of the HFCA Act.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC, taking a first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced its determination that it has been able to inspect and investigate audit firms in mainland China and Hong Kong completely for purposes of the HFCA Act, and the PCAOB vacated its December 16, 2021 determinations. Based on this announcement, we were not for the fiscal years of 2022 or 2023 a Commission-Identified Issuer in respect of our annual report on Form 20-F. However, the PCAOB stated that should PRC authorities obstruct the PCAOB’s ability to inspect or investigate completely in any way and at any point in the future, the PCAOB Board will act immediately to consider the need to issue new determinations consistent with the HFCA Act. In addition, pursuant to amendments made pursuant to the Consolidated Appropriations Act, 2023, the PCAOB may determine that it is unable to inspect or investigate completely registered public accounting firms in any foreign jurisdictions because of positions taken by any foreign authority, rather than an authority in the location in which the firms are headquartered or in which they have a branch or office, as was the case under the original version of the HFCA Act. While we currently do not expect the HFCA Act to prevent us from maintaining the trading of our ADSs in the U.S., uncertainties exist with respect to future determinations of the PCAOB in this respect and any further legislative or regulatory actions to be taken by the U.S. or Chinese regulatory authorities that could affect our listing status in the U.S. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Such risks could result in a material change in our operations and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer or continue to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless.
For details of the risks associated with the enactment of the HFCA Act, see “Our Company — The Holding Foreign Companies Accountable Act” in this prospectus and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — If the PCAOB is unable to inspect our auditors as required under the HFCA Act, the SEC will prohibit the trading of our ADSs, which may materially and adversely affect the value of your investment” in our Annual Report for 2023 on Form 20-F.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2024.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling securityholder may transfer and deliver ADSs representing our ordinary shares from time to time to the noteholders in exchange for the Notes pursuant to the Notes indenture.
This prospectus provides you with a general description of the securities the selling securityholder may offer. We may provide a prospectus supplement to add to, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information About Us,” before making your investment decision.
Unless otherwise indicated and except where the context otherwise requires, references in this prospectus to:
•
“ADRs” are to the American depositary receipts that may evidence our ADSs;

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“ADSs” are to our American depositary shares, each representing ten ordinary shares;

•
“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

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“Consolidated Affiliated Entities” are to Tianjin Jizhu, Shanghai Huanmei and its wholly owned subsidiary Huanmei Travel, and Ningbo Futing, each of which is a Consolidated Affiliated Entity;

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“Consolidated Fund” are to Ningbo Hongting and its subsidiary;

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“Deutsche Hospitality” or “legacy DH” are to Steigenberger Hotels GmbH (formerly known as Steigenberger Hotels Aktiengesellschaft), a company established under the laws of Germany on September 12, 1985, a subsidiary of our company, and its subsidiaries;

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“EUR” or “Euro” are to the legal currency of European Union;

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“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

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“Hong Kong Listing Rules” are to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited;

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“Hong Kong Stock Exchange” are to The Stock Exchange of Hong Kong Limited;

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“Huanmei Travel” are to Huanmei International Travel Agency (Shanghai) Co., Ltd.;

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“indenture” are to the indenture dated July 20, 2020 between Trip.com, as issuer thereunder, and The Bank of New York Mellon, as trustee, as amended by a supplemental indenture dated as of December 15, 2020, and as may be further amended from time to time;

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“leased hotels” are to leased-and-operated hotels;

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“legacy Huazhu” are to our company excluding Deutsche Hospitality;

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“manachised hotels” are to franchised-and-managed hotels;

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“Ningbo Futing” are to Ningbo Futing Enterprise Management Co., Ltd.;

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“Ningbo Hongting” are to Ningbo Hongting Investment Management Center (LLP);

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“Notes” are to the US$500,000,000 1.5% exchangeable senior notes due July 1, 2027;

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“noteholders” are to the holders of the Notes;

•
“ordinary shares” are to our ordinary shares, par value US$0.00001 per share;

•
“RMB” or “Renminbi” are to the legal currency of China;

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“Shanghai Huanmei” are to Huanmei Information Technology (Shanghai) Co., Ltd.;

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“selling securityholder” are to Trip.com;

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“Tianjin Jizhu” are to Tianjin Jizhu Information Technology Co., Ltd. (formerly known as Tianjin Mengguang Information Technology Co., Ltd.);

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“Trip.com” are to Trip.com Group Limited;

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“US$” and “U.S. dollars” are to the legal currency of the United States;

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“VIEs” are to the Consolidated Affiliated Entities and the Consolidated Fund; and

•
“We,” “us,” “our company,” “our” and “Huazhu” are to H World Group Limited (formerly known as Huazhu Group Limited and China Lodging Group, Limited), a Cayman Islands exempted company with limited liability, its predecessor entities and subsidiaries and, in the context of describing our operations and consolidated financial information, the VIEs.

When calculating the number of cities in China with our hotel network coverage in this prospectus, we included the number of municipalities, cities and counties with at least one hotel under our operation or under development.
In June 2021, we effected a share split in which each issued and unissued ordinary share with a par value of US$0.0001 was sub-divided into ten ordinary shares with a par value of US$0.00001 each (the “Share Subdivision”). Concurrent with the Share Subdivision, the ratio of ADS to ordinary share was adjusted from one (1) ADS representing one (1) ordinary share to one (1) ADS representing ten (10) ordinary shares. Except otherwise stated, the Share Subdivision has been retrospectively applied for all periods presented in this prospectus.

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OUR COMPANY
Company Overview
We are a leading, fast-growing multi-brand hotel group in China with international operations. Our hotels are operated under three different models: leased and owned, franchised, and franchised hotels that we operate under management contracts, which we refer to as “manachised.”
Brands are the bedrock of our success. In over a decade, we grew from an economy hotel chain to a multi-brand hotel group covering the full spectrum of market segments. Leveraging our consumer insights and our capability to deliver innovative and trend-setting products, we now operate a portfolio of over 20 distinct hotel brands.
As of the date of this prospectus, we have hotels in operation or under development under the following brands, which are designed to target distinct segments of customers:
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Economy hotel brands: HanTing Hotel, Ni Hao Hotel, Hi Inn, Elan Hotel, Zleep Hotels and Ibis Hotel;

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Midscale hotel brands: JI Hotel, Orange Hotel, Starway Hotel and Ibis Styles Hotel;

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Upper midscale hotel brands: Crystal Orange Hotel, IntercityHotel, Manxin Hotel, Mercure Hotel, Madison Hotel, Novotel Hotel, CitiGO Hotel and MAXX;

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Upscale hotel brands: Joya Hotel, Blossom House, Steigenberger Hotels & Resorts, Jaz in the City, and Grand Mercure Hotel; and

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Luxury hotel brand: Steigenberger Icon and Song Hotels.

We have developed a vast base of loyal and engaged customers under our H Rewards loyalty program. We engage with program members through multiple online and offline touch points to personalize their lodging experiences and foster strong and long-lasting relationships that inspire loyalty to our brands. H Rewards is a powerful distribution platform, enabling us to conduct lower-cost, targeted marketing campaigns and maintain a high percentage of direct sales to customers.
We have developed industry-leading, proprietary technology infrastructure that enhances customer experience, increases our operational efficiency, and supports our fast growth. The core of this infrastructure is a comprehensive suite of modularized applications, including a cloud-based property management system and centralized reservation, procurement and revenue management systems. Leveraging our operational experience and technological capabilities, we have built a centralized shared service center and realized the economies of scale made possible through our sizable hotel operations. We have also undertaken a series of industry-first digitalization initiatives to optimize our hotels’ operational efficiency and cost structure and operate “smart” hotels. Our digital transformation initiative, the “Easy” series, has increased the speed and efficiency of our hotels’ entire business processes, from the moment a reservation is made until a guest checks out.
Leveraging our strong brand recognition, massive member traffic, and robust technology infrastructure, we have pioneered a business operating system designed to enhance hotel operations across all fronts. Our business operating system is the result of our years of industry know-how, and it includes innovative ideas that are first tested and refined by our leased and owned business. Subsequently, these ideas can be “plugged-and-played” by our franchisees with confidence, thus allowing us to effectively expand our hotel network in an asset-light manner. Apart from receiving franchise fees for these hotels, we also share our technology infrastructure and our vast customers base with our franchisees. In addition to extending our expertise to our manachised and franchised hotels, we can also monetize our core competencies by offering standardized and tailored SaaS and IT solutions to other hotel operators, real estate companies and service apartment providers. We believe that our distinct approach to hospitality has helped us establish a highly differentiated business model that balances scale, quality and returns.
We believe that our core competencies and proven business model well-position us to increase our share in the expanding global lodging industry and continue to deliver encouraging financial performance.

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For more information about our company, please see “Item 4. Information on the Company” in our Annual Report for 2023 on Form 20-F, which is incorporated in this prospectus by reference, and any prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
Corporate Information
Our principal executive offices are located at No. 1299 Fenghua Road, Jiading District, Shanghai 201803, People’s Republic of China. Our telephone number at this address is +86 (21) 6195-2011. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at ir.hworld.com. The information contained on our website is not a part of this prospectus.
Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including our Annual Report for 2023 on Form 20-F.
Our Holding Company Structure and Contractual Arrangements
Our Corporate Structure and Operations in China
Holders of our ADSs do not hold equity interest in our operating subsidiaries, the Consolidated Affiliated Entities or the Consolidated Fund, but instead hold equity interest in H World Group Limited, a Cayman Islands holding company whose consolidated financial results include those of the Consolidated Affiliated Entities and the Consolidated Fund under U.S. GAAP. Our securities that are listed on the NASDAQ Global Select Market and the Hong Kong Stock Exchange are securities of our Cayman Islands holding company, not of our operating subsidiaries or the VIEs.
H World Group Limited is a Cayman Islands holding company that conducts its business primarily through its subsidiaries, a majority of which are based in China and Europe, and for some businesses (including internet-based and international travel agency businesses), the direct holding of which is restricted by PRC law, through the Consolidated Affiliated Entities. Neither H World Group Limited nor its subsidiaries directly own any equity interest in the Consolidated Affiliated Entities. Instead, H World Group Limited relies on contractual arrangements among one of its PRC subsidiaries, the Consolidated Affiliated Entities and the Consolidated Affiliated Entities’ respective nominee shareholders, which allow H World Group Limited, to the extent permitted by PRC law, to:
(i)
direct the activities of the Consolidated Affiliated Entities that most significantly impact the Consolidated Affiliated Entities’ economic performance;

(ii)
receive substantially all of the economic benefits of the Consolidated Affiliated Entities; and

(iii)
have an exclusive option to purchase all or part of the equity interests in the Consolidated Affiliated Entities.

In addition, we serve as the general partner and the fund manager of the Consolidated Fund, which comprises an investment fund and its subsidiary established in the PRC that operate hotel businesses and invest in companies in the hotel industry. While we have a minority equity ownership in the Consolidated Fund, the Consolidated Fund’s partnership arrangement enables us to direct the activities that most significantly affect the economic performance of the entities comprising the Consolidated Fund, as well as receive significant economic benefits of these entities.
As a result of these arrangements, we have control over and are the primary beneficiary of the VIEs (composed of the Consolidated Affiliated Entities and the Consolidated Fund) for accounting purposes

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and, therefore, we have consolidated the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP. Any references to control or benefits that accrue to us because of the VIEs in this prospectus are limited to, and subject to conditions for consolidation of, the VIEs under U.S. GAAP.
The following diagram illustrates our corporate structure as of the date of this prospectus, including our significant subsidiaries and other entities that are material to our business and the VIEs:

H World Group Limited (Cayman)
100%
100%
100%
100%
China Lodging Investment Limited (Cayman)
4 Subsidiaries
H World Holdings Singapore Pte. Ltd. (Singapore)
China Lodging Holdings (HK) Limited (Hong Kong)
100%
3 Subsidiaries
Huazhu Investment GmbH (Germany)
0%, GP
100%, LP
100%
DH Group GmbH & Co KG (Germany)
100%
Steigenberger Hotels GmbH (Germany)
100%
Intercity Hotel GmbH (Germany)
22 Subsidiaries
Huazhu Hospitality Inc (BVI)
100%
Huazhu Hospitality (Hong Kong) Limited (Hong Kong)
50%
ACL Greater China Limited (Hong Kong)
H World (HK) Investment Limited (Hong Kong)
TAHM Investment Limited (Hong Kong)
100%
100%
100%
100%
100%
100%
49%
Starway Hotels (Hong Kong) Limited (Hong Kong)
Crystal Orange Hotel Holdings Limited (BVI)
51%
Huazhu K.K (Japan)
11 Subsidiaries
100%
100%
Orange Hotel Hong Kong Limited (Hong Kong)
100%
95%
100%
100%
100%
100%
100%
100%
100%
Offshore
Onshore
Yagao Meihua Hotel Management Co., Ltd (PRC)
6 Subsidiaries
Tianjin Yagao Hotel Management Co., Ltd. (PRC)
14 Subsidiaries
HanTing (Shanghai) Enterprise Management Co., Ltd (PRC)
Yongle Huazhu Hotel & Resort Group (PRC)
3 Subsidiaries
Beijing Orange Times Software Tech Co., Ltd (PRC)
Orange Hotel Management (China) Co, Ltd (PRC)
Beijing Crystal Orange Hotel Management Consulting Co, Ltd (PRC)
Hanting Xingkong (Shanghai) Hotel Management Co., Ltd (PRC)
5%
Jiangsu Keting Commercial and Trade Co., Ltd (PRC)
Shanghai Hanting Hotel Management Group, Ltd (PRC)
Yiju (Shanghai) Hotel Management Co., Ltd (PRC)
Han Ting (Tianjin) Investment Consulting Co., Ltd (PRC)
100%
100%
100%
100%
100%
100%
100%
100%
9 Subsidiaries
Huazhu Enterprise Management Co., Ltd. (PRC)
11 Subsidiaries
Huazhu Hotel Management (Ningbo) Co., Ltd (PRC)
Jizhu Information Technology (Shanghai) Co., Ltd (PRC)
Beijing Qitian Holiday Hotel Co., Ltd. (PRC)
5 Subsidiaries
Tianjin Huasu Enterprise Management Co., Ltd (PRC)
Hanting Technology (Suzhou) Co., Ltd (PRC)
Huazhu Hotel Management Co., Ltd (PRC)
28 Subsidiaries
64 Subsidiaries
3 Subsidiaries
2 Subsidiaries
12 subsidiaries
86.85%
77 Subsidiaries(2)
H-World Information and Technology Co., Ltd (PRC)
Consolidated Affiliated Entities(1)
Contractual Ownership

Notes:
(1)
We have four affiliated entities consolidated through contractual arrangements: Tianjin Jizhu, Shanghai Huanmei and its wholly-owned subsidiary Huanmei Travel, and Ningbo Futing. The registered shareholders of these Consolidated Affiliated Entities are (i) Mr. Pengfei Jiang, who is the director/supervisor of certain of our subsidiaries, holding 100% of equity interest in Tianjin Jizhu, (ii) Mr. Pengfei Jiang and Mr. Andong Chen, our employee, holding 90% and 10% of equity interest in Shanghai Huanmei, respectively, and (iii) Mr. Dongfu Shi, who is the director of certain of our subsidiaries, holding 100% of equity interest in Ningbo Futing.

(2)
Includes our Consolidated Fund, namely Ningbo Hongting, which is a limited liability partnership with Huazhu Hotel Management Co., Ltd, a wholly-owned entity of us, and certain third-party investors serving as the limited partners (“LPs”) and Ningbo Qiji Galaxy Investment Management Center (“Ningbo Qiji”), a wholly-owned entity of us, serving as the general partner (“GP”). Ningbo Hongting and its subsidiary primarily operate hotel businesses and invest in companies in the hotel industry.

The contractual arrangements underlying our VIE model, including our arrangements with the Consolidated Affiliated Entities and the Consolidated Fund, have not been tested in court. There is no entry restriction on foreign investment in the business operated by the Consolidated Fund. However, the Special Administrative Measures for the Access of Foreign Investment, or the Negative List (2021 Edition) (as issued by the NDRC and the MOFCOM, and amended from time to time), and other applicable PRC laws and regulations (including the Regulations on Travel Agencies (Revised in 2020)), prohibit direct foreign investment in certain international travel agency businesses and restrict direct foreign investment in certain internet-based businesses. Due to these regulatory restrictions on direct foreign investment, we conduct

5

relevant operations through contractual arrangements with the Consolidated Affiliated Entities, which hold the licenses, permits and approvals that are necessary for operating relevant restricted businesses in the PRC.
The financial impacts of these VIEs were immaterial to our historical consolidated financial statements. The VIEs in aggregate contributed an insignificant portion (less than 1%) of our total revenues and total net profit (loss) in each of the fiscal years ended December 31, 2021, 2022 and 2023 and the impact of the VIEs to our consolidated balance sheets as of December 31, 2021, 2022 and 2023 were also immaterial (in aggregate contributing less than 1% of our total assets as of these respective dates). If the PRC regulatory authorities deem that any of our business operations carried out through the VIEs do not comply with PRC regulatory restrictions, especially the restrictions on foreign investment in the relevant industries, or if the relevant regulations or their interpretation change in the future, the PRC regulatory authorities could disallow this structure, which could result in us being subject to penalties or being forced to relinquish its interests in the affected operations. Additionally, potential future actions by the PRC regulatory authorities could affect the legality and enforceability of the contractual arrangements underlying the VIE model, which, consequently, would affect our ability to consolidate the financial results of the VIEs. If any of these happens, there would likely be changes in our operations and/or changes in the value of the securities of the investors. In the worst circumstances, if the contribution from VIEs becomes significant to our operations and the VIE model does not comply with PRC laws and regulations, such changes could cause the value of our securities to significantly decline or become worthless. For more information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our Annual Report for 2023 on Form 20-F.
Contractual Arrangements with the Consolidated Affiliated Entities
We have entered into a series of contractual arrangements with each of Tianjin Jizhu, Shanghai Huanmei and Ningbo Futing and the respective nominee shareholder(s) of the Consolidated Affiliated Entities (the “Affiliated Entity Shareholders”), as described in more detail below, including (i) the power of attorney, the share pledge agreement and the loan agreement, which provide us with effective control over and ability to receive significant economic benefits from the Consolidated Affiliated Entities to the extent permitted by PRC law; and (ii) exclusive option agreements, which provide us with exclusive options to purchase all or part of the equity interests in the Consolidated Affiliated Entities to the extent permitted by PRC law.
The contractual arrangements with each of Tianjin Jizhu, Shanghai Huanmei and Ningbo Futing were entered into by and among HZ Hotel Management, the Consolidated Affiliated Entities and each of their respective nominee shareholder(s). The contractual arrangements between each Consolidated Affiliated Entity on the one hand, and HZ Hotel Management and the respective Affiliated Entity Shareholders on the other hand, are all on substantially the same terms, which are summarized below:
Share Pledge Agreement
Pursuant to the Share Pledge Agreement among HZ Hotel Management, the Consolidated Affiliated Entity and the Affiliated Entity Shareholders, the Affiliated Entity Shareholders have pledged 100% equity interest in the Consolidated Affiliated Entity to HZ Hotel Management to guarantee the performance by the Consolidated Affiliated Entity and its shareholder(s) of their obligations under the contractual arrangements. Pursuant to this agreement, HZ Hotel Management has right to claim dividends or distributive profits with regard to the pledged shares from the Consolidated Affiliated Entity. The Consolidated Affiliated Entity Shareholders also agreed, without HZ Hotel Management’s prior written consent, not to transfer the pledged shares, or establish or permit the existence of any security interest or other encumbrance on the pledged shares, except by the performance of the Exclusive Option Agreement. The Share Pledge Agreement will remain effective until the Consolidated Affiliated Entity and the Affiliated Entity Shareholders have discharged all their obligations and fully paid all the amounts payable under the contractual arrangements.
Loan Agreement
Pursuant to the Loan Agreement among HZ Hotel Management and the respective Affiliated Entity Shareholders, HZ Hotel Management agrees to provide the shareholders of the Consolidated Affiliated

6

Entity with a loan to fund the Consolidated Affiliated Entity. This loan will be repaid only by transfer of Affiliated Entity Shareholders’ equity interest in the Consolidated Affiliated Entity to HZ Hotel Management or any person designated by HZ Hotel Management pursuant to the Exclusive Option Agreement. Without the prior written consent of HZ Hotel Management, Affiliated Entity Shareholders may not, in any manner, among other things, supplement or amend the articles of associations of the Consolidated Affiliated Entity; increase or reduce its registered capital or change the structure of its registered capital in other manners; sell, transfer, pledge or dispose of its assets, legal or beneficial interests in business or revenue or allow any encumbrance on such assets, business or revenue; assume, inherit, guarantee any debt, or allow the existence of any debt, except for debts incurred in the ordinary course of business and debts known and agreed in writing by HZ Hotel Management; cause the Consolidated Affiliated Entity to enter into any material contract with value above RMB100,000 outside the ordinary course of business; provide loans or credits in any form to any other persons; cause or permit to merge, consolidate with, acquire or invest in any other persons; or distribute dividends to its shareholders. The loan agreement will remain effective until ten years after the date of the Loan Agreement and the loan under this agreement should be fully repaid before or upon the termination of the Loan Agreement.
Exclusive Option Agreement
Pursuant to the Exclusive Option Agreement among HZ Hotel Management, the Consolidated Affiliated Entity and the Affiliated Entity Shareholders, the Affiliated Entity Shareholders irrevocably grant HZ Hotel Management or any third party designated by HZ Hotel Management an exclusive option to purchase all or part of their equity interests in the Consolidated Affiliated Entity at the higher of (i) the lowest price permitted by applicable PRC laws and (ii) a nominal price of RMB100. This agreement will remain effective until 20 years after the date of the agreement and will be automatically renewed at the discretion of HZ Hotel Management.
Power of Attorney
Pursuant to the Power of Attorney given by the Affiliated Entity Shareholders, the Affiliated Entity Shareholders irrevocably authorize HZ Hotel Management or any person(s) designated by HZ Hotel Management to act as his or her attorney-in-fact to exercise all of his or her rights as a shareholder of the Consolidated Affiliated Entity, including, but not limited to, the right to call and attend shareholders’ meetings, vote, sell, transfer, pledge or dispose of any or all of the shares, nominate, appoint or remove the directors, supervisors and senior management, and other shareholders rights conferred by the articles of association of the Consolidated Affiliated Entity and the relevant laws and regulations. This power of attorney will remain in force as long as the shareholder remains a shareholder of the respective Consolidated Affiliated Entity unless otherwise instructed by us. The Affiliated Entity Shareholders shall not have the right to terminate this power of attorney or revoke the appointment of the attorney-in-fact.
These contractual arrangements may not be as effective as direct ownership in providing us with control over the Consolidated Affiliated Entities. If the Consolidated Affiliated Entities or their shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by the Consolidated Affiliated Entities is indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any record holder of equity interest in the Consolidated Affiliated Entities, including such equity interest, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed of pursuant to the contractual arrangement or ownership by the record holder of the equity interest.
There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules, and regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the Consolidated Affiliated Entities, and their shareholders. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and its implementing rules and how they may impact our business, financial condition and results of operations” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our

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Corporate Structure — The nominee shareholders of the Consolidated Affiliated Entities may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” in our Annual Report for 2023 on Form 20-F for more details regarding these uncertainties.
Partnership Arrangement with the Consolidated Fund
In 2017, Ningbo Qiji, as the GP, and Huazhu Hotel Management Co., Ltd and certain third-party investors, as the LPs, entered into a Limited Partnership Agreement (the “LPA”) to establish Ningbo Hongting. Ningbo Qiji and Huazhu Hotel Management Co., Ltd together hold 40% of partnership interests in Ningbo Hongting. The term of the partnership as stipulated in the LPA is 10 years.
Pursuant to the LPA, the GP, acting as the managing partner for Ningbo Hongting, is solely responsible for the management and the execution of all the activities required to carry on the main objectives of Ningbo Hongting and receive significant economic benefits. The LPs have limited influence over Ningbo Hongting’s investment decisions.
Transfer of Cash within Our Organization
H World Group Limited is a holding company with no material operations of its own. H World Group Limited conducts its operations primarily through its subsidiaries in China and Europe. Under legacy Huazhu, H World Group Limited generally transfers cash to its Hong Kong or Singapore subsidiaries, by way of loans and capital contributions, and these Hong Kong or Singapore subsidiaries generally transfer cash to its PRC subsidiaries by making capital contributions or providing loans to them. H World Group Limited may also directly transfer cash to its PRC subsidiaries by making capital contributions or providing loans to them. These PRC subsidiaries generally transfer cash to the VIEs by loans or by making payment to the VIEs for inter-group transactions. These PRC subsidiaries generally transfer cash to these Hong Kong or Singapore subsidiaries by way of repayment of loans and dividends, and these PRC, Hong Kong or Singapore subsidiaries generally transfer cash to H World Group Limited through loans or repayment of loans.
To a lesser extent, H World Group Limited and its subsidiaries may transfer cash to entities of Deutsche Hospitality by way of loans, if needed.
Except as disclosed in the table and discussion below, the VIEs have not distributed and do not currently have any plans to distribute any earnings or settle any amounts owed under the contractual agreements to our subsidiaries. The VIEs in aggregate contributed an insignificant portion (less than 3%) of our total retained earnings as of December 31, 2021, 2022 and 2023.
The following table presents the cash flows among our company, its subsidiaries and the VIEs for the fiscal years ended December 31, 2021, 2022 and 2023.
Cash transfer between our company, subsidiaries(1) and VIEs (RMB in millions) Cash flows between subsidiaries and VIEs	2021	2022	2023
Loans from subsidiaries to the VIEs under the contractual arrangement	—	1	—
Cash receipts by the VIEs from subsidiaries for services	34	30	21
Loans to subsidiaries by the VIEs	(21)	(2)	—
Repayment of loans by subsidiaries	7	5	—
Cash flows between holding company and subsidiaries	2021	2022	2023
Loans to subsidiaries	(1,050)	(750)	(987)
Repayment of loans by subsidiaries	—	4,165	2,061
Loans from subsidiaries	—	798	2,574
Repayment of loans from subsidiaries	—	—	(540)

Note:
(1)
Include overseas and PRC subsidiaries.

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For the years ended December 31, 2021, 2022 and 2023,
•
our subsidiaries paid service fees totaled approximately RMB34 million, RMB30 million and RMB21 million (US$3 million), respectively, to the VIEs for telecommunication services and internet-related services provided to hotels;

•
cash inflows of the VIEs were primarily provided via loan arrangements with our subsidiaries, our payment to the VIEs for inter-group transactions, and capital contributions of the nominee shareholders. For example, our subsidiaries provided loans totaled RMB1 million to the VIEs in 2022;

•
the VIEs lent approximately RMB21 million, RMB2 million and nil, respectively, to our subsidiaries other than HZ Hotel Management, and these subsidiaries repaid RMB7 million, RMB5 million and nil, respectively, to the VIEs for loans that the VIEs previously provided to them;

•
cash was transferred from H World Group Limited to our subsidiaries primarily through shareholder loans. In these same respective periods, our subsidiaries borrowed approximately RMB1,050 million, RMB750 million and RMB987 million (US$139 million), respectively, from H World Group Limited, and our subsidiaries repaid a total of approximately nil, RMB4,165 million and RMB2,061 million (US$290 million), respectively, to H World Group Limited; and

•
our subsidiaries provided nil, RMB798 million and RMB2,574 million (US$364 million) loans, respectively, to H World Group Limited, and H World Group Limited repaid approximately nil, nil and RMB540 million (US$76 million), respectively, to these subsidiaries for such loans.

Other than the transfers described above, no assets were transferred among H World Group Limited, our subsidiaries, and the VIEs for the years ended December 31, 2021, 2022 and 2023.
Restrictions on Cash Transfers to Us
H World Group Limited is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China and Europe. We face various restrictions and limitations on foreign exchange; our ability to transfer cash between entities, across borders and to U.S. investors; and our ability to distribute earnings from our subsidiaries and/or the VIEs, to us and holders of the ADSs as well as the ability to settle amounts owed under the contractual arrangements with the VIEs. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Pursuant to laws applicable to entities incorporated in the PRC, our subsidiaries in the PRC must make appropriations from after-tax profit to non-distributable reserve funds. In particular, subject to certain cumulative limits, the statutory reserve fund requires an annual appropriation of 10% of after-tax profit (as determined under accounting principles generally accepted in the PRC at each year-end) until the accumulative amount of such reserve fund reaches 50% of a PRC subsidiary’s registered capital. These reserve funds can only be used for such specific purposes as provided in PRC laws and are not distributable as cash dividends. In addition, due to restrictions on the distribution of share capital from our PRC subsidiaries, the share capital of our PRC subsidiaries is considered restricted. As a result of these requirements under PRC laws and regulations, as of December 31, 2023, approximately RMB3,838 million (US$541 million) was not available for distribution to us by our PRC subsidiaries in the form of dividends, loans, or advances.
Due to various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we and the VIEs may not be able to obtain the necessary regulatory approvals or complete the necessary regulatory registrations or other procedures on a timely basis, or at all, with respect to future loans by us to our PRC subsidiaries or the VIEs or with respect to future capital contributions by us to our PRC subsidiaries. These requirements may delay or prevent us from using our offshore funds to make loans or capital contribution to our PRC subsidiaries and the VIEs, and thus may restrict our ability to execute our business strategy, and materially and adversely affect our liquidity and our ability to fund and expand our business.

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In addition, uncertainties regarding the interpretation and implementation of the contractual arrangements with the VIEs could limit our ability to enforce such agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amounts owed by the VIEs under the VIE agreements may be seriously hindered.
Furthermore, due to restrictions on foreign exchange placed on our PRC subsidiaries and the VIEs by the PRC regulators under PRC laws and regulations, to the extent cash is located in the PRC or within a PRC-domiciled entity and may need to be used to fund our operations outside of the PRC, the funds may not be available due to such limitations unless and until related approvals and registrations are obtained. Under regulations of the State Administration of Foreign Exchange, or SAFE, the Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approvals and registrations of the SAFE and other competent PRC authorities are obtained.
Dividends or Distributions to US Investors
Each year for the past few years, we have considered making an ordinary dividend distribution of up to 45% of our net income.
Our company did not distribute cash dividends to our shareholders in 2021, as it was restricted from distributing cash dividends until June 30, 2021 pursuant to a waiver from certain financial covenants that we obtained on April 17, 2020 for our syndicated bank loans; we have paid off these syndicated bank loans as of the date of this prospectus. On March 3, 2022, our company declared a cash dividend of approximately US$68 million, which was paid in full in April 2022. On November 29, 2023, our company declared a cash dividend of approximately US$300 million, including an ordinary dividend in the amount of approximately US$200 million and a special dividend in the amount of approximately US$100 million, which has been paid in full in the first quarter of 2024.
H World Group Limited’s source of dividends has come primarily from dividends from our PRC subsidiaries.
Taxation on Dividends or Distributions
The PRC Enterprise Income Tax Law and its implementing regulations (collectively “EIT Law”) provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered resident enterprises. Currently, it is still unclear whether the PRC tax authorities would determine that we should be classified as a PRC resident enterprise. See “Item 10. Additional Information — E. Taxation — PRC Taxation” in our Annual Report for 2023 on Form 20-F.
The EIT Law imposes a withholding tax of 10% on dividends distributed by a PRC subsidiary to its immediate holding company outside of China, if such immediate holding company is considered a non-resident enterprise without any establishment or place of business within China or if the dividends received have no connection with the establishment or place of business of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding tax rate. A holding company which is a tax resident in Hong Kong, for example, would be subject to a 5% withholding tax on dividends under the Tax Arrangement between the PRC central government and the Hong Kong Special Administrative Region if the holding company is the beneficial owner of the dividends and holds more than 25% of the share capital of the PRC company.
The EIT Law provides that PRC resident enterprises are generally subject to a uniform 25% enterprise income tax rate on their worldwide income. Therefore, if we are treated as a PRC resident enterprise, we will be subject to PRC income tax on our worldwide income at the 25% uniform tax rate, which could have an impact on our effective tax rate and an adverse effect on our net income and results of operations, although we may be exempted from enterprise income tax on dividends distributed from our directly or indirectly controlled non-PRC subsidiaries sourced from outside China, since such income received by PRC resident enterprise may be tax exempted subject to certain requirements and limitations under the EIT Law.

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Our German subsidiaries are permitted to pay dividends from their distributable profit as long as there are no agreements, such as debt covenants, that restrict such payments, in which regulations applying to limited liability companies (Gesellschaft mit beschränkter Haftung) have to be taken into account. Pursuant to the Law on Limited Liability Companies of Germany (Gesetz betreffend die Gesellschaften mit beschränkter Haftung), dividends are only payable out of profits. Typically, the directors of the relevant companies will recommend a particular rate of dividend and these subsidiaries will, in general meetings, declare the dividend subject to the maximum recommended by the directors. However, the general meetings are not bound by the directors’ recommendation. They may also declare a dividend exceeding the amount of the recommendation up to the amount of the total distributable profit of the company.
In 2021, 2022 and 2023, nil, RMB1,310 million and RMB1,454 million were paid as dividends from our PRC subsidiaries to our Hong Kong and Singapore subsidiaries, respectively. Except as disclosed under “— Transfer of Cash within Our Organization,” no dividend or distribution was made by our offshore subsidiaries to our company in 2021, 2022 and 2023.
For purposes of illustration only, the following discussion reflects the hypothetical taxes that might be required to be paid in Mainland China, Hong Kong and Singapore, assuming that: (i) we have taxable earnings in the PRC subsidiaries/VIEs, and (ii) we determine to pay dividends with funds derived from our earnings in the PRC subsidiaries/VIEs in the future. The illustration below, presented by percentages, starts with pre-tax earnings of our PRC subsidiaries and VIEs and concludes with the percentage of that amount payable to our company as dividends.
Taxation Scenario(1) Statutory Tax and Standard Rates
Hypothetical pre-tax earnings in the PRC subsidiaries/VIEs	100%
Tax on earnings at statutory rate of 25% at WFOE(2) level	(25)%
Amount to be distributed as dividend from WFOE(2) to Hong Kong or Singapore entities	75%
Withholding tax at standard rate of 10%(3)	(7.5)%
Amount to be distributed as dividend at Hong Kong entities level/Singapore entities level and net distribution to H World Group Limited(4)	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount is assumed to equal Chinese taxable income.

(2)
We use the term “WFOE” to refer to our wholly-owned subsidiary in the PRC that is the counterparty to the VIEs in our contractual arrangements with them.

(3)
The EIT Law imposes a withholding income tax of 10% on dividends distributed by a PRC subsidiary to its immediate holding company outside of Mainland China. A lower withholding income tax rate of 5% is applied if the immediate holding company is a Hong Kong or Singapore entity which is the beneficial owner of the dividends and holds more than 25% of the share capital of the PRC subsidiary. There is no incremental tax at Hong Kong or Singapore entities level for any dividend distribution to H World Group Limited.

(4)
If the treaty benefit is available and a 5% withholding income tax rate is imposed, the withholding tax would be 3.75% of the hypothetical book pre-tax earnings amount and the amount to be distributed as dividend at Hong Kong or Singapore entities level and net distribution to H World Group Limited would be 71.25%.

Currently, it is still unclear whether the PRC tax authorities will determine that we should be classified as a PRC resident enterprise. If we are deemed to be a PRC resident enterprise by the PRC tax authorities, dividends paid to our non-PRC individual shareholders, including our ADS holders, and any gain realized on the transfer of ADSs or ordinary shares by such holders may be subject to PRC individual income tax at a rate of 20%, which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in the ADSs or ordinary shares. See “Item 3. Key Information — D. Risk Factors — Risks

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Related to Doing Business in China — It is unclear whether we will be considered as a PRC resident enterprise under the Enterprise Income Tax Law of the PRC, and depending on the determination of our PRC resident enterprise status, if we are not treated as a PRC resident enterprise, dividends paid to us by our PRC subsidiaries will be subject to PRC withholding tax; if we are treated as a PRC resident enterprise, we may be subject to 25% PRC income tax on our worldwide income, and holders of our ADSs or ordinary shares that are non-PRC resident investors may be subject to PRC withholding tax on dividends on and gains realized on their transfer of our ADSs or ordinary shares” in our Annual Report for 2023 on Form 20-F.
Permits and Permission Required from the PRC Authorities for Our Operations
We conduct our business in China through our subsidiaries, and for some businesses the direct holding of which is restricted by PRC law, through the Consolidated Affiliated Entities, including the VIEs, which we are required to obtain certain permissions from the PRC authorities. The PRC government has exercised, and may continue to exercise, substantial influence or control across sectors of the Chinese economy. Our ability to operate in China may be undermined if our subsidiaries or the VIEs are not able to obtain or maintain approvals to operate in China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. As of the date of this prospectus, we and the VIEs have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot assure you that relevant policies in this regard will not change in the future, and such change may require us or our subsidiaries or VIEs to obtain additional licenses, permits, filings or approvals for conducting our business in the PRC. If we or our subsidiaries or VIEs do not receive or maintain required permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.
As advised by our PRC counsel, JunHe LLP, as of the date of this prospectus, none of our PRC subsidiaries or VIEs are required to obtain any further permission or approval from the CSRC, Cyberspace Administration of China (the “CAC”), or other PRC regulatory authorities to approve our contractual arrangements with the VIEs and their respective shareholders other than the permissions related to certain businesses operated by the Consolidated Affiliated Entities, or the renewal of the permission or approval we have already obtained (if applicable).
JunHe LLP is of the view that:
(a) pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and its relevant notes and five supporting guidelines (each, “Supporting Guideline”), which came into effect on March 31, 2023, PRC-based companies that seek to offer and list securities in overseas markets, either through direct or indirect means, are required to conduct relevant filings with the CSRC.
Furthermore, pursuant to the Circular on the Arrangements for the Filing-based Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures Circular”), companies that have already offered or listed securities overseas prior to the implementation of the Trial Measures be are considered as “Stock Enterprises”, and these Stock Enterprises are not required to apply for filings immediately with CSRC until a re-financing event takes place and then a filing for such re-financing is required.
As our company is considered as a Stock Enterprise, our PRC subsidiaries or the VIEs are not subject to immediate filing requirements under the Trial Measures. However, in the event of our future re-financing in an overseas market (whether on Nasdaq, Hong Kong Stock Exchange or in other overseas market), we will be subject to relevant filing requirements of the CSRC; and

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(b) with respect to the regulatory requirements for cyber security and data protection, according to the Cybersecurity Review Measures, which became effective in February 2022, a company is subject to cybersecurity review if it affects or may affect national security and falls under any of the following circumstances: (i) it is a critical information infrastructure operator (“CIIO”), who purchases network products and service, or (ii) it is a network platform operator who carries out data processing activities. In addition, any network platform operator possessing over one million users’ individual information must apply for a cybersecurity review before listing abroad. Relevant PRC regulatory authorities may also initiate cybersecurity review if they determine that certain network products, services, or data processing activities affect or may affect national security.
As of the date of this prospectus, none of our company, our subsidiaries or the VIEs has received any notice from the CAC or other PRC regulatory authorities that identifies any of these entities as a CIIO under the Cybersecurity Review Measures or has been required to go through a cybersecurity review by any PRC authorities. Also, none of our company, our subsidiaries or the VIEs has received any notice from the CAC or other PRC regulatory authorities that investigate our data processing activities or accuses our data processing activities affecting national security.
In November 2021, the CAC promulgated the Draft Administrative Regulations on Cyber Data Security, or the Draft Cyber Data Security Regulations, for public comment. These draft regulations set forth different scenarios under which data processors would be required to apply for cybersecurity review, including, among others, (i) merger, reorganization or division of Internet platform operators with significant data resources related to national security, economic development or public interests that affects or may affect national security; (ii) overseas listing of issuers who process over one million users’ personal information; (iii) Hong Kong listing that affects or may affect national security; or (iv) other data processing activities that affect or may affect national security. In addition, data policies and rules and any material amendments thereof of large Internet platform operators with over 100 million daily active users would be evaluated by a third-party organization designated by the CAC and be approved by the respective local branch of cyberspace and telecommunication at the provincial or above level. However, there is no definite timetable as to when these draft regulations will be enacted. As such, none of our company, our PRC subsidiaries or the VIEs is required to obtain approval from CAC.
On July 7, 2022, the CAC issued the Measures for the Security Assessment of Data Cross-border Transfer, or the Security Assessment Measures, which became effective on September 1, 2022. In accordance with the Security Assessment Measures, a data processor should apply to the CAC for a data export security assessment under certain circumstances, including, among others, (i) where a data processor provides important data abroad; (ii) where a critical information infrastructure operator or a data processor processing personal information of over one million people provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 people or sensitive personal information of 10,000 people in total abroad since January 1 of the previous year; and (iv) other circumstances prescribed by the CAC. Moreover, the Security Assessment Measures provide that for non-compliant cross-border data transfers that had been carried out before this regulation came into effect, rectification must be completed within six months from the effective date of the regulation. The said rectification includes, among others, a self-assessment on the risks of cross-border data transmission. After the completion of rectification, the data processor should file an application with the CAC by submitting materials including, (i) a declaration form; (ii) a self-assessment report on the risks of cross-border data transmission; (iii) the legal documents to be concluded by the data processor and the overseas recipient; and (iv) other materials necessary for data export security assessment. As of the date of this prospectus, we have conducted the self-assessment on the risks of the cross-border data transfers involved in our business operations pursuant to the regulation and have filed an assessment filing with the CAC within six months from the effective date of the regulation. We have received the written decision from the CAC approving the cross-border data transfers required for overseas hotel operation.
On February 22, 2023, the CAC issued the Measures for the Standard Contract for Outbound Transfer of Personal Information, which became effective on June 1, 2023. Pursuant to PRC law and such regulation, entering into a CAC-formulated standard contract with the overseas data recipient is a pre-requisite for a data processor to transfer data abroad, if such data processor meets all the following conditions: (i) it is not a CIIO; (ii) it processes personal information of fewer than one million individuals; (iii) it has cumulatively

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transferred personal information of fewer than 100,000 individuals abroad since January 1 of the previous year; and (iv) it has cumulatively transferred sensitive personal information of fewer than 10,000 individuals abroad since January 1 of the previous year. Within ten (10) working days after the standard contract takes effect, the data processor should file the executed standard contract with the CAC.
On March 22, 2024, the CAC enacted the Provisions on Promoting and Regulating Cross-Border Data Flows (the “Cross-Border Data Flows Provisions”), which replaced the trigger event of a data processor’s responsibility to apply for the data export security assessment, submit the standard contract filing, or obtain the compliance certification under the Security Assessment Measures and the Measures for the Standard Contract for Outbound Transfer of Personal Information, and further regulated that such responsibilities can be exempted under certain circumstances, including, among others: (i) an individual’s information must be provided abroad for entering into or performing a contract which the individual is a contracting party, such as for cross-border shopping, cross-border delivery, cross-border remittance, cross-border payment, cross-border account opening, air ticket and hotel reservation, visa processing and examination services; (ii) an employee’s information must be provided abroad for human resource management under the labor-relating rules and regulations and a collective contract signed in accordance with the law; (iii) an individual’s information that must be provided abroad to protect the safety of his/her life and property under emergency circumstances; and (iv) the cumulative number of the individuals’ information that a data processor (other than CIIO) transferred abroad in a year since January 1 is smaller than 100,000 individuals and no sensitive personal information is included.
There remains uncertainty as to how current or future relevant rules published by the CSRC and the CAC will be interpreted or implemented, and the opinions summarized above are subject to new laws, rules and regulations and/or detailed implementations and interpretations. In addition, PRC laws and regulations governing the conditions and the requirements of such approval are uncertain, and the relevant regulatory authorities have broad discretion in interpreting these laws and regulations. Accordingly, the PRC regulatory authorities may take a different view than what is described above. PRC regulatory authorities that regulate our business and other participants in our industry may not agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.
Furthermore, under current PRC laws, regulations and regulatory rules, our PRC subsidiaries or VIEs may be required to obtain permissions from the CSRC and may be required to go through cybersecurity review by the CAC, in connection with any offering and listing in an overseas market. If we fail to obtain the relevant approval or complete other review or filing procedures for any future offshore offering or listing, we may face sanctions by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to our financing transactions offshore, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs.
For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government influence, or otherwise restrict or completely hinder our ability to offer securities and raise capital outside China, which could adversely affect our business operations and cause the value of our securities to significantly decline or become worthless” in our Annual Report for 2023 on Form 20-F.
Recent Regulatory Developments
Cyber Security Review and Data Privacy Regulations
The PRC regulatory authorities have recently promulgated and proposed laws and regulations to ensure cybersecurity, data and personal information protection, which demonstrate the development and tightening of relevant regulatory supervision. The State Council of the PRC promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure on July 30, 2021, which took effect on September 1, 2021. This regulation requires, among other things, that certain competent authorities identify

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and protect critical information infrastructures. In addition, in November 2021, the CAC promulgated the Draft Cyber Data Security Regulations for public comments, which set forth different scenarios where data processors should apply for cybersecurity review. The CAC and a number of other departments under the State Council promulgated the Cybersecurity Review Measures on December 28, 2021, which became effective on February 15, 2022. According to this regulation, critical information infrastructure operators purchasing network products and services and network platform operators carrying out data processing activities, which affect or may affect national security, are required to conduct cybersecurity review. On July 7, 2022, the CAC issued the Security Assessment Measures, which became effective on September 1, 2022 and require a data processor to apply to the CAC for a data export security assessment under certain circumstances. On February 22, 2023, the CAC issued the Measures for the Standard Contract for Outbound Transfer of Personal Information, which requires a data processor to enter into standard contracts under certain circumstances. On March 22, 2024, the CAC issued the Cross-Border Data Flows Provisions, which further regulates that the responsibility to apply for data export security assessments, submit standard contract, or obtain compliance certifications can be exempted under certain circumstances. See “— Permits and Permission Required from the PRC Authorities for Our Operations” above in this prospectus for more information.
On September 1, 2021, the Data Security Law of the PRC became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system. In addition, the Standing Committee of the National People’s Congress promulgated the Personal Information Protection Law of the PRC, or the PIPL, on August 20, 2021, and this law took effect on November 1, 2021. The PIPL further emphasizes processors’ obligations and responsibilities for personal information protection and sets out the basic rules for processing personal information and the rules for cross-border provision of personal information. Furthermore, the Standing Committee of the National People’s Congress promulgated the Draft Amendment to Cyber Security Law (the “Draft Amendment to CSL”) for public comments on September 12, 2022. The Draft Amendment to CSL imposed more severe and comprehensive fines and other penalties for offences under the CSL, among others, the director, supervisor, or senior executive of a company that is in violation of the CSL would be prohibited from continuing to serve as a director, supervisor, or senior executive of that company. In addition, under the Draft Cyber Data Security Regulations issued by the CAC in November 2021 for public comments, critical data processors or foreign-listed data processors are required to carry out annual data security evaluations and submit evaluation reports to the municipal cyberspace administration authority. We have implemented comprehensive cybersecurity and data protection policies, procedures and measures to safeguard personal information and ensure secured storage and transmission of data and prevent unauthorized access or use of data. However, we cannot guarantee that the regulators will agree with us or will not in the future adopt new laws and regulations that restrict our business operations.
There are uncertainties as to the interpretation and application of these cybersecurity and data privacy laws, regulations and standards, and they may be interpreted and applied in a manner that is inconsistent with our current policies and practices or require changes to the features of our data systems. If the CAC or other regulatory agencies later deem us to be a CIIO and require that we obtain their approvals for our future offshore offerings, we may be unable to obtain such approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. In addition, implementation of industry-wide regulations affecting our business operations could limit our ability to attract new customers and/or users and cause the value of our securities to significantly decline. Therefore, investors of our company and our business face potential uncertainties from actions taken by the PRC regulatory authorities affecting our business.
Potential CSRC Filings on Overseas Listing
On February 17, 2023, the CSRC promulgated the Trial Measures and relevant notes and Supporting Guidelines, which came into effect on March 31, 2023. The Trial Measures seek to regulate all types of overseas offerings and listings by PRC based companies, including: (a) direct overseas listings, i.e. overseas listings by joint-stock companies which are established in PRC (such as H shares, N shares, GDRs); and (b) indirect overseas listings, i.e. overseas listings by PRC based companies in the names of an overseas entity (such as red-chip listings), if such issuers meets both of the following conditions: (i) more than 50%

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of its audited financial indicators (either operating revenue, profits, total assets or net assets) for the most recent accounting year is accounted for by its PRC-based companies, and (ii) major business activities or operations are conducted within the territory of PRC; main places of business are located within the territory of the PRC; or the majority of senior management staff domiciled in the PRC or are Chinese citizens.
The Trial Measures govern not only initial public offerings (the “IPOs”), but also spin-off listings, single or multiple acquisitions of domestic assets, share swaps or transfer of shares, reverse takeovers, SPAC listings, subsequent issuances of securities, secondary listings or dual listing, etc. In addition to offering and listing of shares, offering and listing of depository receipts, corporate bonds convertible to shares, and other equity securities by PRC-based companies shall also be subject to the filing requirements under the Trial Measures.
The Trial Measures and Supporting Guidelines require PRC-based companies that seek overseas offerings and listings to fulfill the filing procedures with and report relevant information to the CSRC, specifically: (a) for an IPO, the filing with CSRC shall be conducted within three (3) working days following the submission of the application; (b) for a subsequent issuance of securities, the filing shall be conducted within three (3) working days following the completion of the offering; (c) for the listings in other stock markets (e.g. secondary listings or dual listings), the same filing timeline applied to an IPO shall apply; (d) for the listing of assets via multiple acquisitions, share swaps, transfers of shares (e.g. reverse takeover), the same filing timeline applied to an IPO shall apply; (e) for the unlisted shares of PRC Companies applying for conversion to listed shares trading on overseas market, the filings shall be conducted pursuant to the other regulations.
Furthermore, an overseas offering and listing would be prohibited under the following circumstances: (a) it is explicitly prohibited under applicable laws and administrative regulations; (b) there exist national security concerns as reviewed and determined by competent authorities under the State Council; (c) a crime has been committed by the issuer’s PRC-based company, its controlling shareholder(s) or actual shareholder(s) in the last three (3) years (e.g. corruption, bribery, embezzlement, misappropriation of property or undermining the market economy orders); (d) the issuer’s PRC-based company is under investigations for criminal acts or major violations of applicable laws and regulations, and no conclusion of the investigation has yet been made; or (e) there exist material ownership disputes over equity interests held by controlling shareholders (or by shareholders who are controlled by the controlling shareholder or actual controllers). If there exists any of the aforementioned circumstances, the overseas offerings and listings shall be postponed or even terminated.
Specifically, if an issuer adopts a VIE structure for the purpose of overseas offering and listing, it shall disclose relevant contractual arrangements to the CSRC through fillings. The Supporting Guidance also requires PRC counsel to verify the following issues, including (i) the participation of foreign investors in the issuer management operation, for example, the appointment of directors; (ii) whether PRC laws and administrative regulations expressly prohibit the use of contractual arrangements to retain business licenses and qualifications; and (iii) whether the PRC operating entity of the issuer falls under the scope of foreign investment security review, or within the restricted or prohibited sectors of foreign investment.
Despite the foregoing, pursuant to the Trial Measures Circular, companies that have already offered shares or been listed overseas prior to the implementation of the Trial Measures will be considered as “Stock Enterprises.” Stock Enterprises are not required to apply for filings until a subsequent re-financing event occurs.
As our company is considered as a Stock Enterprise, our PRC subsidiaries and the VIEs are not subject to the immediate filing requirements under the Trial Measures. However, in the event of any re-financing in the future, such as subsequent share issuances, our company will be subject to the relevant filing requirements pursuant to the Trial Measures.
On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Provisions”), which became effective from March 31, 2023. The Confidentiality and Archives Provisions specify that during the overseas securities issuance and listing activities of domestic enterprises, domestic enterprises and securities companies and securities service

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institutions that provide relevant securities services are required to establish sound confidentiality and archives management systems, take necessary measures to implement confidentiality and archives management responsibilities, and not to leak national secrets, work secrets of governmental agencies and undermine national and public interests. Work manuscripts generated in the PRC by securities companies and securities service institutions that provide relevant securities services for overseas issuance and listing of securities by domestic enterprises shall be kept in the PRC. Without the approval of relevant competent authorities, it shall not be transferred overseas. Transfers of archives or copies outside of the PRC are subject to the approval procedures in accordance with relevant PRC regulations. The Confidentiality and Archives Provisions further require that (a) a domestic enterprise first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies; and (b) a domestic enterprise strictly fulfill relevant procedures stipulated by applicable national regulations, if it plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest.
As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection from the CSRC or the CAC. Because these regulatory actions are relatively new, it is uncertain how soon legislative or regulatory bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and listing on a U.S. or other overseas exchanges. PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC regulators may adopt other rules and restrictions in the future. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our Annual Report for 2023 on Form 20-F for more details.
The Holding Foreign Companies Accountable Act
Our financial statements contained in this prospectus have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm that is headquartered in Shanghai, China with offices in other cities in China. It is a firm registered with the U.S. Public Company Accounting Oversight Board, or PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. According to Article 177 of the PRC Securities Law, which became effective in March 2020, the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, or the Regulatory Cooperation Mechanism; no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without a Regulatory Cooperation Mechanism or the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.
The United States adopted the Holding Foreign Companies Accountable Act on December 18, 2020, and it was amended by the Consolidated Appropriations Act, 2023 on December 17, 2022 (the amended act being referred to as the “HFCA Act”). The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit such securities from being traded on a national securities exchange or in the over the counter trading market in the U.S. The SEC has adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB issued a report notifying the SEC of its determinations on December 16, 2021 that it was unable to inspect or investigation completely accounting firms headquartered in mainland China or Hong Kong, including our auditor Deloitte Touche Tohmatsu Certified Public Accountants LLP. We were also conclusively identified as a “Commission-Identified Issuer” under the HFCA Act on May 26, 2022 in respect of our annual report for 2021 on Form 20-F filed on April 27, 2022.

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On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, taking a first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. On December 15, 2022, the PCAOB announced its determination that it has been able to inspect and investigate audit firms in mainland China and Hong Kong completely for purposes of the HFCA Act, and the PCAOB vacated its December 16, 2021 determinations. As a result of this announcement, we were not for the fiscal years of 2022 and 2023 a Commission-Identified Issuer in respect of our annual report on Form 20-F. However, the PCAOB stated that should PRC authorities obstruct the PCAOB’s ability to inspect or investigate completely in any way and at any point in the future, the PCAOB Board will act immediately to consider the need to issue new determinations consistent with the HFCA Act. In addition, pursuant to amendments made pursuant to the Consolidated Appropriations Act, 2023, the PCAOB may determine that it is unable to inspect or investigate completely registered public accounting firms in any foreign jurisdictions because of positions taken by any foreign authority, rather than an authority in the location in which the firms are headquartered or in which they have a branch or office, as was the case under the original version of the Act. While we currently do not expect the HFCA Act to prevent us from maintaining the trading of our ADSs in the U.S., uncertainties exist with respect to future determinations of the PCAOB in this respect and any further legislative or regulatory actions to be taken by the U.S. or Chinese regulatory authorities that could affect our listing status in the U.S.
The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — If the PCAOB is unable to inspect our auditors as required under the HFCA Act, the SEC will prohibit the trading of our ADSs, which may materially and adversely affect the value of your investment” in our Annual Report for 2023 on Form 20-F for more details.

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RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information — D. Risk Factors” in our Annual Report for 2023 on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and any risk factors and other information described in this prospectus or the applicable prospectus supplement, if any, before acquiring any of our securities. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.
Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein and therein may contain forward-looking statements that relate to our current expectations and views of future events. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
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our anticipated growth strategies, including developing new hotels at desirable locations in a timely and cost-effective manner and launching a new hotel brand;

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our future business development, results of operations and financial condition;

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expected changes in our revenues and certain cost or expense items;

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our ability to attract customers and leverage our brand;

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trends and competition in the lodging industry;

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the status of the relevant regulatory and legislative developments in the countries we operate; and

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general economic, business and socio-political conditions globally, including the recent Israel-Hamas war and Russia-Ukraine war.

By their nature, certain disclosures relating to these and other risks are only estimates and should one or more of these uncertainties or risks, among others, materialize, actual results may vary materially from those estimated, anticipated or projected, as well as from historical results. Specifically but without limitation, sales could decrease, costs could increase, capital costs could increase, capital investment could be delayed and anticipated improvements in performance might not be fully realized. Factors that could cause or contribute to such differences include those discussed in the section titled “Item 3. Key Information — D. Risk Factors” in our Annual Report for 2023 on Form 20-F. This prospectus also contains or incorporates by reference data related to the lodging market in certain regions. This market data includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions.
Other sections of this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS
We will not receive any of the proceeds from the transfer and delivery of the ADSs representing our ordinary shares from time to time to the noteholders in exchange for the Notes pursuant to the Notes indenture by the selling securityholder.

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SELLING SECURITYHOLDER
The following table sets forth certain information furnished by Trip.com, an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands, with respect to its beneficial ownership of our ordinary shares as of June 30, 2024. Trip.com holds the ADSs or ordinary shares indicated in the table below in connection with its offering of the Notes. These ADSs represent the initial exchange property into which the Notes are exchangeable.
Selling Securityholder	Number of Ordinary Shares Represented by ADSs to be Delivered upon Exchange	Number of ADSs to be Delivered upon Exchange	Ownership of Shares Before Exchange		Ownership of Shares After Giving Effect to Exchange
			Number of Shares	% of Outstanding Shares	Number of Shares	% of Outstanding Shares
Trip.com(1)	128,107,500	12,810,750	220,494,460	7.0%	92,386,960	3.0%

(1)
Includes (i) 72,024,820 ordinary shares that Trip.com purchased from us, (ii) an aggregate of 116,469,640 of our ordinary shares that Trip.com purchased from the Chengwei Funds, CDH Courtyard Limited, the IDG Funds, the Northern Light Funds and Pinpoint Capital 2006 A Limited, and (iii) 3,200,000 ADSs representing 32,000,000 ordinary shares that Trip.com subscribed in our initial public offering. Trip.com is a Cayman Islands company and its address is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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DESCRIPTION OF SHARE CAPITAL
Our company was incorporated as an exempted company with limited liability in the Cayman Islands. Its affairs are governed by its memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil that would otherwise limit shareholder liability).
As of the date of this prospectus, our authorized share capital is US$900,000 and consists of 80,000,000,000 ordinary shares of par value US$0.00001 each and 10,000,000,000 preferred shares of par value US$0.00001 each. As of June 30, 2024, we had 3,133,344,410 ordinary shares issued and outstanding and we did not have any preferred shares outstanding.
The following are summaries of material provisions of our amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. Each of our ordinary shares has a par value US$0.00001.
Preemptive Rights
Our shareholders do not have preemptive rights in our company.
Transfer of Shares
Subject to any applicable restrictions set forth in our amended and restated articles of association, including, for example, the board of directors’ discretion to refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under the share incentive plans for employees upon which a restriction on transfer imposed thereby still subsists, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or

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common form or in a form prescribed by the NASDAQ Global Select Market or the Hong Kong Stock Exchange or in another form that our directors may approve.
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Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

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the instrument of transfer is lodged with us accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of share;

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the instrument of transfer is properly stamped (in circumstances where stamping is required);

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in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

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fee of such maximum sum as the NASDAQ Global Select Market or the Hong Kong Stock Exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by any other means in accordance with the requirements of the NASDAQ Global Select Market or the Hong Kong Stock Exchange, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine. The period of 30 days may be extended for a further period or periods not exceeding 30 days in respect of any year if approved by the Members by ordinary resolution.
Limitations or Qualifications
The rights of our shareholders are not materially limited or qualified.
Dividends
Subject to the Companies Act, our company in general meeting or our directors may declare dividends in any currency to be paid to our shareholders. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Act.
Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides (i) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share and (ii) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.
Our directors may deduct from any dividend or bonus payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.
No dividend or other money payable by us on or in respect of any share shall bear interest against us.
In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that (i) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment or (ii) the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our directors may think fit. On the

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recommendation of our directors, we may also by ordinary resolution resolve in respect of any particular dividend that, notwithstanding the foregoing, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.
Any dividend interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by post addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may in writing direct. Every check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to us.
All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and reverted to us.
Whenever our directors or our company in general meeting have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, ignore fractions altogether or round the same up or down, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to our directors, and appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, which appointment shall be effective and binding on our shareholders.
Voting Rights
Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote on a show of hands, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid share of which such shareholder is the holder.
No shareholder shall be entitled to attend and vote or be reckoned in a quorum at any general meeting unless such shareholder is duly registered as our shareholder at the applicable record date for that meeting and all calls or other sums due by such shareholder to us have been paid.
If a clearing house (or its nominee(s)), being a corporation, is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders provided that the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house (or its nominee(s)) including the right to vote individually on a show of hands.
While there is nothing under the laws of the Cayman Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, it is not a concept that is accepted as a common practice in the Cayman Islands, and our company has made no provisions in its amended and restated articles of association to allow cumulative voting for such elections.
Liquidation
Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares: (i) if we are wound up and the

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assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among those shareholders in proportion to the amount paid up on the shares held by them, respectively and (ii) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.
If we are wound up, the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether or not they shall consist of property of the same kind) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also vest the whole or any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.
Share Repurchase
We are empowered by the Companies Act and our amended and restated articles of association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on behalf of us, subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the NASDAQ Global Select Market, the SEC, or by any other recognized stock exchange on which our securities are listed.
Sinking Fund Provision
There are no sinking fund provisions applicable to our ordinary shares.
Calls on Shares and Forfeiture of Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. Shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.
Modification of Rights of Shares
Except with respect to share capital and the location of the registered office, alterations to our amended and restated memorandum and articles of association may only be made by special resolution.
Subject to the Companies Act, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated, with the sanction of a special resolution, passed at a separate general meeting of the holders of the shares of that class. The provisions of our amended and restated articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) on the date of the relevant meeting not less than one-third in nominal value of the issued shares of that class, that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.
The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
Anti-takeover Provisions in the Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association contain provisions which may have the effect of limiting the ability of others to acquire control of our company or cause us to engage in

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change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more classes or series and to fix their designations, powers, preferences, and relative participating, optional or other rights and the qualifications, limitations or restrictions, including, without limitation, dividend rights, conversion rights, voting rights, terms of redemption privileges and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADSs or otherwise. In the event these preferred shares have better voting rights than our ordinary shares, in the form of ADSs or otherwise, they could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult.
Disclosure of Shareholder Ownership
There are no provisions under Cayman Islands law applicable to our company, or in our amended and restated memorandum and articles of association that require our company to disclose the ownership threshold above which shareholder ownership must be disclosed.
General Meetings of Shareholders
Shareholders’ meetings may be convened by our board of directors. Advance notice of not less than 21 clear days is required for the convening of our annual general shareholders’ meeting and not less than 14 clear days is required for the convening of any other general meeting of our shareholders, subject to exceptions in certain circumstances as set out in our amended and restated memorandum and articles of association. A quorum for a meeting of shareholders consists of members holding not less than one-third in nominal value of the total issued voting shares in our company present in person or by proxy.
Registered Office and Objects
Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time determine. The objects for which we are established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.
Differences in Corporate Law
The Companies Act is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.
Mergers and Similar Arrangements.   Under the laws of the Cayman Islands, two or more companies may merge or consolidate in accordance with Section 233 of the Companies Act. A merger means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such constituent companies as the surviving company. A consolidation means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such constituent companies in the new consolidated company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by each constituent company by a special resolution of the shareholders and such other authorization as may be specified in such company’s articles of association. The consent of each holder of a fixed or floating security interest of a constituent company in a proposed merger or consolidation must also be obtained.
For a director who has a financial interest in the plan of merger or consolidation, he should declare the nature of his interest at the board meeting where the plan was considered. Following such declaration, subject to any separate requirement for Audit Committee approval under the applicable law or any applicable

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requirements imposed from time to time by the NASDAQ Global Select Market, the SEC, or by any other recognized stock exchange on which the securities are listed, and unless disqualified by the chairman of the relevant board meeting, he may vote on the plan of merger or consolidation.
A shareholder resolution is not required if a Cayman Islands incorporated parent company is seeking to merge with one or more of its Cayman Islands incorporated subsidiary companies (i.e., companies where at least ninety per cent (90%) of the issued shares of which (of one or more classes) that are entitled to vote are owned by the parent company). In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.
The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, or money and other assets or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.
After the plan of merger or consolidation has been approved by the directors, authorized by a resolution of the shareholders and the holders of fixed or floating security interest have given their consent, the plan of merger or consolidation is executed by each company and filed, together with certain ancillary documents, with the Registrar of Companies in the Cayman Islands.
A shareholder may dissent from a merger or consolidation. A shareholder properly exercising his dissent rights is entitled to payment in cash of the fair value of his shares. Such dissent rights are unavailable in respect of shares subject to a plan of merger or consolidation for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent subject to the provisions of the Companies Act.
A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection. Such shareholders then have 20 days to give to the company their written election in the form specified by the Companies Act to dissent from the merger or consolidation.
Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.
Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then within 20 days thereafter, the company shall or any dissenting shareholder may file a petition with the Grand Court for a determination of the fair value of the shares of all dissenting shareholders. At the petition hearing, the Grand Court shall determine the fair value of the shares of such dissenting shareholders as it finds are involved, together with a fair rate of interest, if any, to be paid by our company upon the amount determined to be the fair value.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
•
a company is acting or proposing to act illegally or beyond the scope of its authority;

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•
the act complained of, although not beyond the scope of its authority, could only be effected duly if authorized by more than a simple majority vote which has not been obtained; or

•
those who control the company are perpetrating a “fraud on the minority.”

Corporate Governance.   Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable rules of the NASDAQ Global Select Market or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such a meeting.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) may be proceeded with or commenced against the company, no resolution to wind up the company may be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Issuance of Convertible Senior Notes
In May 2020, we issued US$500 million of 3% convertible senior notes due 2026. Holders of these notes have the option to convert their notes at any time prior to the close of business on the second business day immediately preceding the maturity date. See a description of the terms of these convertible senior notes in our financial statements included in our Annual Report for 2023 on Form 20-F, which is incorporated by reference in this prospectus.
Follow-on Offering of ADSs
In January 2023, we issued a total of 7,118,500 ADSs (including 928,500 additional ADSs pursuant to the exercise of a 30-day option), each representing ten ordinary shares of H World Group Limited, at a price of US$42.0 per ADS.
Option and Award Grants
We have granted options to purchase our ordinary shares and restricted stocks to our directors, executive officers and certain other individuals. See more information in “Item 6. Directors, Senior Management and Employees — B. Compensation — Share Incentive Plans” in our Annual Report for 2023 on Form 20-F, which is incorporated by reference in this prospectus.

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Share Repurchase Program
We announced a share repurchase program approved by our board of directors on August 21, 2019. Under the terms of the approved program, we may repurchase up to $750 million worth of our issued and outstanding ADSs in open market at prevailing market prices or privately negotiated transaction, depending on market conditions and other factors, as well as in accordance with restrictions relating to volume, price and timing. This share repurchase plan will be effective for five years. Our board of directors reviews the share repurchase program periodically, and may authorize adjustment of its terms and size accordingly. The share repurchase program may be suspended or discontinued at any time. We did not repurchase any ADSs under this program in 2020. We repurchased 640, 1,779,470 and 3,458,597 ADSs in 2021, 2022 and 2023, respectively. See more information in “Item 16E. Purchase of Equity Securities by the Issuer and Affiliated Purchasers” in our Annual Report for 2023 on Form 20-F, which is incorporated by reference in this prospectus.
Registration Rights
Investor and Registration Rights Agreement Entered into with Trip.com on March 12, 2010
Pursuant to the investor and registration rights agreement we entered into with Trip.com Group Limited, or Trip.com, on March 12, 2010, we have granted certain registration rights to Trip.com. The registration rights entitle Trip.com to, subject to conditions, request our company to effect a registration statement with the SEC covering the registration of at least 50% of the registrable securities held by it, or a registration statement on Form F-3 with respect to all or any of the registrable securities held by it. Further, our company must notify Trip.com in writing at least 30 days prior to filing any registration statement (subject to certain exceptions) and allow it an opportunity to include in that registration all or any of its registrable securities held.
Supplemental Registration Rights Agreement Entered into with Trip.com on August 3, 2020
Pursuant to an indenture dated July 20, 2020, Trip.com issued a US$500,000,000 principal amount of its 1.50% exchangeable senior notes due 2027, which will initially be exchangeable for cash, our ADSs or a combination of cash and our ADSs, at Trip.com’s election. Trip.com and a collateral agent entered into a collateral agreement on December 15, 2020, pursuant to which the exchange obligations of Trip.com have been secured by a pledge of, and the collateral agent on behalf of the noteholders has an enforceable, first priority security interest in (subject to customary exceptions) a certain number of our shares as determined pursuant to the indenture. Trip.com has requested us to provide certain additional registration rights with respect to resales of any ADSs deliverable upon exchange of the Notes or upon any enforcement, as well as the ordinary shares represented thereby, by noteholders under the Securities Act. As such, we entered into the 2020 Registration Rights Agreement with Trip.com.
In accordance with the 2020 Registration Rights Agreement, we filed a delivery registration statement on Form F-3 on July 19, 2021 and are filing this delivery registration statement on Form F-3, which relates to transfers and deliveries of our ADSs, if any, that may be made from time to time to the holders of the notes in exchange for their Notes. Subject to the terms and conditions under the 2020 Registration Rights Agreement, we are required to use our best efforts to maintain the effectiveness of the delivery registration statement filed until the earliest of (i) the date on which there are no longer outstanding any Notes, (ii) following any enforcement in respect of all of the registrable securities then pledged pursuant to the collateral agreement, the earlier of (a) 30 trading days following such enforcement and (b) the date on which all registrable securities have been disposed of by the collateral agent or noteholders, as applicable, and (iii) the date on which the ADSs (or other common equity or ADSs in respect of common equity underlying the Notes for which the Notes are then exchangeable) cease to be listed on any of the New York Stock Exchange, The Nasdaq Global Select Market, or The Nasdaq Global Market (or any of their respective successors).

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES
Please refer to Exhibit 2.5 from our Annual Report for 2023 on Form 20-F filed with the Securities and Exchange Commission on April 23, 2024, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and any other information described in the applicable prospectus supplement, if any.

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TAXATION
Please refer to our Annual Report for 2023 on Form 20-F filed with the Securities and Exchange Commission on April 23, 2024, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and any other information described in the applicable prospectus supplement, if any.

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PLAN OF DISTRIBUTION
Trip.com, the selling securityholder, has issued and sold an aggregate amount of US$500,000,000 1.5% Exchangeable Senior Notes due July 1, 2027. The Notes were offered and sold outside the United States to non-U.S. persons (as described in Regulation S) in reliance on Regulation S under the Securities Act. This prospectus relates to transfers and deliveries of the ADSs representing our ordinary shares, if any, that may be made from time to time to the noteholders in exchange for the Notes.
Pursuant to the indenture, the noteholders may not exchange their Notes at any time on or prior to the 40th day following the date of original issuance of the Notes. After such 40th day until prior to the close of business on the business day immediately preceding July 1, 2023, noteholders may exchange their Notes at their option only under the circumstances specified in the indenture. On or after July 1, 2023 until the close of business on the business day immediately preceding the Notes maturity date of July 1, 2027, noteholders may exchange their Notes at any time, without regard to the such specified circumstances. See “Appendix A — Indenture.” As more fully described in the indenture, the Notes may be exchanged for ADSs at the current exchange rate of 25.6215 ADSs per US$1,000 principal amount of the Notes (equivalent to an exchange price of approximately US$39.03 per ADS), subject to adjustment as provided in the indenture. As a result, the US$500,000,000 aggregate principal amount of Notes will be exchangeable for a total of 12,810,750 ADSs representing 128,107,500 ordinary shares beneficially owned by Trip.com, subject to further adjustment in accordance with the indenture.
To exchange the Notes, a holder, whether such holder holds a beneficial interest in a global note or holds a certificated note, must complete and deliver during the exchange period an exchange notice, together with the relevant Note and any required endorsements or documents pursuant to the indenture. Upon exchange, Trip.com may choose to cause to be paid or delivered, as the case may be, to the exchanging holder, in respect of each US$1,000 principal amount of Notes being exchanged, either cash, ADSs or a combination of cash and ADSs. Pursuant to the indenture, Trip.com has requested us to provide certain additional registration rights with respect to resales of any ADSs deliverable upon exchange of the Notes (or if applicable, enforcement by the collateral agent), as well as the ordinary shares represented thereby, by noteholders under the Securities Act. As such, we entered into the 2020 Registration Rights Agreement with Trip.com.
Pursuant to the 2010 Registration Rights Agreement as supplemented by the 2020 Registration Rights Agreement, we previously filed a delivery registration statement on Form F-3 on July 19, 2021 and are filing this delivery registration statement on Form F-3, and we are obligated, among others, to:
•
prepare and file with the SEC a delivery shelf registration statement under Rule 415 under the Securities Act or any successor provision to cover the delivery of the registrable securities; and

•
use our best efforts to maintain the effectiveness of the shelf registration statement filed until the earliest of (i) the date on which there are no longer outstanding any Notes, (ii) following any enforcement in respect of all of the registrable securities then pledged pursuant to the collateral agreement, the earlier of (a) 30 trading days following such enforcement and (b) the date on which all registrable securities have been disposed of by the collateral agent or noteholders, as applicable, and (iii) the date on which the ADSs (or other common equity or ADSs in respect of common equity underlying the Notes for which the Notes are then exchangeable) cease to be listed on any of the New York Stock Exchange, The Nasdaq Global Select Market, or The Nasdaq Global Market (or any of their respective successors).

This registration statement does not cover any securities delivered to any person pursuant to any enforcement by the collateral agent in respect of the security interest over the number of ordinary shares set forth in the indenture that Trip.com pledged under a collateral agreement to secure its exchange obligations under the indenture.
We have agreed to furnish to Trip.com, who will then distribute to noteholders upon request, such number of copies of the prospectus included in this registration statement, and any amendment or supplement thereto, in conformity with the requirements of the Securities Act and such other documents as noteholders may reasonably request, in each case, in order to facilitate the delivery, transfer, or other

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disposition of the registrable securities. We have also agreed to prepare and file a prospectus supplement or post-effective amendment as promptly as practicable in accordance with the terms of the indenture.
We may, by written notice to Trip.com and the trustee, in the event that, in the good faith judgment of our company, it is advisable to suspend use of a prospectus included in, and accordingly deliveries of registrable securities under this registration statement, if we are in possession of material nonpublic information due to pending developments or other events, disclosure of which we believe would be materially detrimental to us at such time (which notice need not specify the nature of the event giving rise to such suspension); provided that we shall not register any securities for our own account or that of any other shareholder during any period covered by any deferral and provided further that we shall not so suspend the use of a prospectus for a period or periods in excess of forty (40) consecutive days or an aggregate of ninety (90) days in any twelve (12) month period, and to promptly notify Trip.com and the trustee in writing when deliveries of registrable securities may be resumed.

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ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated and existing under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
•
political and economic stability;

•
an effective judicial system;

•
a favorable tax system;

•
the absence of exchange control or currency restrictions; and

•
the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors as compared to the United States; and

•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
We are incorporated in the Cayman Islands, and conduct a substantial portion of our operations through our subsidiaries in China. Following our acquisition of Deutsche Hospitality, we expanded our operations to Europe. Most of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws of the United States or otherwise.
We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Conyers Dill & Pearman, our special legal counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would:
•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state or territory in the United States; or

•
entertain original actions brought in the courts of the Cayman Islands, to impose liabilities against us or our directors or officers predicated solely upon the federal securities laws of the United States or any state or territory within the United States, so far as the liabilities imposed by those provisions are penal in nature.

Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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JunHe LLP has further advised us that the recognition and enforcement of foreign judgments are primarily provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. There is currently no treaty between the PRC and the United States that provides for mutual recognition and enforcement of judgments rendered in the other state. As of the date of this prospectus, although there have been occasions where courts in the PRC and California respectively recognized and enforced judgments rendered by courts in the other jurisdiction, there is uncertainty whether a PRC court would generally form the view that reciprocity exists between the PRC and the United States and therefore recognize and enforce judgments rendered by United States courts on reciprocal basis. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Therefore, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company for disputes relating to contracts or other property interests in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction and meet other procedural requirements, including that the plaintiff must have a direct interest in the case, and that there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC for a PRC court to have jurisdiction pursuant to the PRC Civil Procedures Law only by virtue of holding the ADSs or ordinary shares.

36

LEGAL MATTERS
We are being represented by Cleary Gottlieb Steen & Hamilton LLP with respect to certain legal matters as to United States federal securities law and New York State law. The validity of the ordinary shares represented by the ADSs issuable upon conversion of the Notes and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by JunHe LLP.

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EXPERTS
The financial statements incorporated in this prospectus by reference from H World Group Limited’s Annual Report for 2023 on Form 20-F, and the effectiveness of H World Group Limited’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.
The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 30th Floor, Bund Center, 222 Yan An Road East, Shanghai 200002, People’s Republic of China.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the Internet at the SEC’s website at www.sec.gov. You can also find information on our website ir.hworld.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered by the selling securityholder. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our Annual Report for 2023 on Form 20-F filed with the SEC on April 23, 2024;

•
our current reports on Form 6-K furnished to the SEC on June 27, 2024 and on July 2, 2024; and

•
all our subsequent annual reports on Form 20-F, and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus and until the termination or completion of the offering under this prospectus.

Our Annual Report for 2023 on Form 20-F contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at No. 1299 Fenghua Road, Jiading District, Shanghai, People’s Republic of China. Our telephone number at this address is (86) 21 6195-2011.
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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Appendix A
We reproduce below Trip.com’s indenture dated July 20, 2020 as supplemented by a supplemental indenture dated December 15, 2020 with respect to its US$500,000,000 1.5% exchangeable senior notes due July 1, 2027, exchangeable into ADSs representing our ordinary shares.

TRIP.COM GROUP LIMITED
AND
THE BANK OF NEW YORK MELLON,
as Trustee
INDENTURE
Dated as of July 20, 2020
1.50% Exchangeable Senior Notes due 2027

A-1

i

EXHIBIT
Exhibit A Form of Note	A-1
Exhibit B Form of Authorization Certificate	B-1

INDENTURE dated as of July 20, 2020 between TRIP.COM GROUP LIMITED, a Cayman Islands exempted company, as issuer (the “Company,” as more fully set forth in Section 1.01) and THE BANK OF NEW YORK MELLON, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee,” as more fully set forth in Section 1.01).
W I T N E S S E T H:
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 1.50% Exchangeable Senior Notes due 2027 (including any additional notes issued pursuant to Section 2.10 hereof) (the “Notes”), initially in an aggregate principal amount not to exceed US$500,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice, the Form of Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
Section 1.01.   Definitions.   The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“Additional ADSs” shall have the meaning specified in Section 14.03(a).
“Additional Amounts” shall have the meaning specified in Section 4.07(a).
“Additional Interest” means all amounts, if any, payable pursuant to Section 14.08(a).
“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing one Ordinary Share of Huazhu as of the date of this Indenture, and deposited with the ADS Custodian.
“ADS Custodian” means Citibank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.
“ADS Depositary” means Citibank, N.A., as depositary for the ADSs.
“ADS Price” shall have the meaning specified in Section 14.03(b).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this Indenture and the Notes, each of the Chairman of the Board of Directors, the Chief Executive Officer of the Company, the Chief Operating Officer of the Company and the Chief Financial Officer of the Company shall be Affiliates of the Company.
“Agents” means the Paying Agent, the Transfer Agent, the Note Registrar and the Exchange Agent.
“Applicable Law” means any applicable law or regulation.
“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York or the Cayman Islands are authorized or obligated by law or executive order to close.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
“Cash Settlement” shall have the meaning specified in Section 14.02(a).
“Change in Tax Law” shall have the meaning specified in Section 16.01.
“Clause A Distribution” shall have the meaning specified in Section 14.04(c).
“Clause B Distribution” shall have the meaning specified in Section 14.04(c).
“Clause C Distribution”shall have the meaning specified in Section 14.04(c).
“Cleanup Redemption” shall have the meaning specified in Section 16.02(a).
“close of business” means 5:00 p.m. (New York City time).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral Default” shall have the meaning specified in Section 14.08(a).
“Combination Settlement” shall have the meaning specified in Section 14.02(a).
“Commission” means the U.S. Securities and Exchange Commission.
“Common Equity” of any Person means ordinary share capital or common stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Notice” shall have the meaning specified in Section 15.01(a).
“Company Order” means a written order of the Company, signed by an Officer of the Company and delivered to the Trustee.
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, New York, NY 10286, United States of America; Attention: Global Corporate Trust — Trip.com Group Limited; Facsimile No.: +1 212-815-5915; and shall include a reference to the Specified Corporate Trust Office, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).
“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.
“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.
“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:
(a)   cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value on such Trading Day; and
(b)   if the Daily Exchange Value on such Trading Day exceeds the Daily Measurement Value, a number of ADSs equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.
“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HTHT US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Repurchase Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.
“Delivery Registration Statement” shall have the meaning specified in Section 14.08(c).
“Deposit Agreement” means the deposit agreement dated as of March 25, 2010, by and among Huazhu, the ADS Depositary and the holders and beneficial owners of the ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.
“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Distributed Property” shall have the meaning specified in Section 14.04(c).
“Distribution Compliance Period End Date” means the date that is 40 days after the date of original issuance of the Notes.

“Effective Date” shall have the meaning specified in Section 14.03(c).
“Event of Default” shall have the meaning specified in Section 6.01.
“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Huazhu or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” shall have the meaning specified in Section 4.02.
“Exchange Date” shall have the meaning specified in Section 14.02(c).
“Exchange Obligation” shall have the meaning specified in Section 14.01.
“Exchange Price” means as of any time, US$1,000, divided by the Exchange Rate as of such time.
“Exchange Rate” shall have the meaning specified in Section 14.01.
“Existing Principal Shareholders” means Mr. Qi Ji, Ms. Tong Tong Zhao, Mr. John Jiong Wu, Accor S.A. and Trip.com Group Limited, together with any other respective “person” or “group” subject to aggregation of Huazhu’s ordinary share capital (including ordinary share capital held in the form of ADSs) with any of the aforementioned persons and entities under Section 13(d) of the Exchange Act.
“Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.
“FATCA” shall have the meaning specified in Section 4.07(a)(i)(D).
“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.
“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.
“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
“Form of Notice of Exchange” shall mean the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
“Fractional ADS” shall have the meaning specified in Section 14.02(a).
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a)   (1)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than:
(x)   Huazhu and its Subsidiaries, and
(y)   Huazhu’s Existing Principal Shareholders or any of their respective Affiliates that directly or indirectly through one or more intermediaries is controlling, is controlled by, or is under common control with, any or all of the Existing Principal Shareholders, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect Beneficial Owner of Huazhu’s ordinary share capital (including ordinary share capital held in the form of

ADSs) representing more than 50% of the voting power of Huazhu’s ordinary share capital (including ordinary share capital held in the form of ADSs);
(2)   the Existing Principal Shareholders (together with any of their respective Affiliates that directly or indirectly through one or more intermediaries is controlling, is controlled by, or is under common control with, any or all of the Existing Principal Shareholders) have become the direct or indirect Beneficial Owners of Huazhu’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing, in the aggregate, more than 70% of Huazhu’s ordinary share capital (including ordinary share capital held in the form of ADSs);
(b)   the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, shares, other securities, other property or assets; (B) any share exchange, consolidation or merger of Huazhu pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any conveyance, sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Huazhu and its Subsidiaries and variable interest entities, taken as a whole, to any Person other than one of Huazhu’s wholly owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of Huazhu’s ordinary share capital (including ordinary share capital held in the form of ADSs) immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction shall not be a Fundamental Change pursuant to this clause (b);
(c)   the shareholders of Huazhu approve any plan or proposal for the liquidation or dissolution of Huazhu (other than in a transaction described in clause (b) above); or
(d)   the ADSs (or other Common Equity or ADSs in respect of Common Equity underlying the Notes for which the Notes are then exchangeable) cease to be listed on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);
provided, however, that in the case of a transaction or event described in clause (b) above, if at least 90% of the consideration received or to be received by holders of the ADSs (excluding cash payments for Fractional ADSs) in such transaction or event consists of shares of Common Equity or ADSs in respect of Common Equity that are listed on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or that will be so listed when issued or exchanged in connection with such transaction or event, the Notes become exchangeable for such consideration, excluding cash payments for Fractional ADSs (subject to settlement in accordance with Section 14.02, Section 14.03 and Section 14.04), such transaction or event shall not be a “Fundamental Change” and, for the avoidance of doubt, a transaction or event that is not considered a “Fundamental Change” pursuant to this proviso shall not be a “Fundamental Change” solely because such transaction or event could also be described by clause (a) above.
“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).
“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).
“Global Note” shall have the meaning specified in Section 2.05(b).
“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.
“Huazhu” means Huazhu Group Limited, a Cayman Islands exempted company.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each January 1 and July 1 of each year, beginning on January 1, 2021.
“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.
“Make-Whole Fundamental Change” means any transaction or event described in clause (a), (b) or (d) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, including in the proviso immediately succeeding clause (d) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).
“Market Disruption Event” means, for the purposes of determining amounts due upon exchange (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.
“Maturity Date” means July 1, 2027.
“Maximum Number of ADSs” shall have the meaning specified in Section 14.08(a).
“Maximum Number of Ordinary Shares” shall have the meaning specified in Section 14.08(a).
“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).
“Merger Event” shall have the meaning specified in Section 14.07(a).
“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).
“Notice of Exchange” shall have the meaning specified in Section 14.02(b).
“Observation Period” with respect to any Note surrendered for exchange means: (i) subject to clause (ii), if the relevant Exchange Date occurs prior to the 23rd Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive Trading Day period beginning on, and including, the fourth Trading Day immediately succeeding such Exchange Date; (ii) if the relevant Exchange Date occurs on or after the date of the Company’s issuance of a Redemption Notice and prior to the relevant Redemption Date, the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Exchange Date occurs on or after the 23rd Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Maturity Date.
“Offering Memorandum” means the preliminary offering memorandum dated July 13, 2020, as supplemented by the pricing term sheet dated July 13, 2020, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of any Assistant Treasurer, any Assistant Secretary or the Controller of the Company. Each such certificate shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.
“open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means an opinion in writing signed by legal counsel and in a form reasonably acceptable to the Trustee, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section 17.06.
“Optional Redemption” shall have the meaning specified in Section 16.01(a).
“Ordinary Shares” means ordinary shares of the Company, par value US$0.01 per ordinary share, at the date of this Indenture, subject to Section 14.07.
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)   Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)   Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)   Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(d)   Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;
(e)   Notes redeemed pursuant to Article 16; and
(f)   Notes repurchased by the Company pursuant to the third sentence of Section 2.10.
“Paying Agent” shall have the meaning specified in Section 4.02.
“Permitted Liens” means any Lien arising or already arisen automatically by operation of law (including, without limitation, statutory and common law Liens and any Lien for taxes, assessments, governmental charges or claims) which is timely discharged or disputed in good faith by appropriate proceedings.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 principal amount in excess thereof.
“Physical Settlement” shall have the meaning specified in Section 14.02(a).
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (directly or in the form of ADSs) (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by Huazhu’s board of directors or a committee thereof, statute, contract or otherwise).
“Redemption Date” means the date fixed for the redemption of any Notes by the Company pursuant to Article 16.
“Redemption Notice” means the written notice of redemption of any Notes delivered by the Company to each Holder of such Notes, the Trustee, the Exchange Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee) pursuant to Article 16.
“Redemption Notice Date” means, with respect to a redemption of any Notes, the date on which the Company sends the Redemption Notice for such redemption pursuant to Article 16.
“Redemption Period” means, with respect to an Optional Redemption, a Cleanup Redemption or a Tax Redemption, the period from the Redemption Notice Date for such Optional Redemption, Cleanup Redemption or Tax Redemption, as applicable, until the close of business on the Business Day immediately preceding the relevant Redemption Date (or, if the Company fails to pay the relevant Redemption Price, until the close of business on the Business Day immediately preceding the date on which such Redemption Price has been paid or duly provided for).
“Redemption Price” means the cash price payable by the Company to redeem any Note upon its redemption, calculated pursuant to Article 16.
“Redemption Reference Date” shall have the meaning specified in Section 14.03(g).
“Redemption Reference Price” shall have the meaning specified in Section 14.03(g).
“Reference Property” shall have the meaning specified in Section 14.07(a).
“Registration Default” means any one of the following:
(i)   the Company and Huazhu have not entered into the supplemental registration rights agreement described in Section 14.08(c) within 10 Business Days after the date of original issuance of the Notes;
(ii)   the applicable Shelf Registration Statement has not been declared or become automatically effective prior to the first anniversary of the date of original issuance of the Notes; or
(iii)   at any time after the effectiveness date until the date immediately prior to the Registration Statement End Date, the applicable Shelf Registration Statement ceases to be effective or cannot be used to register the transactions intended to be registered thereby, unless, in the case of a Resale Registration Statement, the inability to use the Resale Registration Statement is due to the failure of the relevant exchanging Noteholder to comply with the procedures set forth in the Registration Rights Agreements.
“Registration Rights Agreements” shall have the meaning specified in Section 14.08(c).
“Registration Statement End Date” shall have the meaning specified in Section 14.08(c).
“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 15 or December 15 (whether or not such day is a Business Day) immediately preceding the applicable July 1 or January 1 Interest Payment Date, respectively.
“Relevant Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).
“Repurchase Date” shall have the meaning specified in Section 15.01(a).
“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a).
“Repurchase Notice” shall have the meaning specified in Section 15.01(a).
“Repurchase Price” shall have the meaning specified in Section 15.01(a).
“Resale Registration Statement” shall have the meaning specified in Section 14.08(c).
“Resale Restriction Termination Date” means, with respect to any ADS delivered upon exchange of a Note, the date that is the later of (i) the date that is one year after the relevant Exchange Date or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto and (ii) such later date, if any, as may be required by Applicable Law.
“Responsible Officer” means, when used with respect to the Trustee, any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, trust officer or any other officer located at the Specified Corporate Trust Office who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have direct responsibility for the day to day administration of this Indenture.
“Restricted Securities” shall have the meaning specified in Section 2.05(c).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).
“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).
“Shelf Registration Statement” shall have the meaning specified in Section 14.08(c).
“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.
“Specified Corporate Trust Office” means the Hong Kong branch of the Trustee located at Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong; Attention: Corporate Trust — Trip.com Group Limited; Facsimile: +852 2295 3283.
“Specified Dollar Amount” means the maximum cash amount per US$1,000 principal amount of Notes to be received upon exchange as specified in the Settlement Notice related to any exchanged Notes.
“Spin-Off” shall have the meaning specified in Section 14.04(c).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Successor Company” shall have the meaning specified in Section 11.01(a).
“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

“Tax Redemption” shall have the meaning specified in Section 16.03(a).
“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the ADSs (or such other security) are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the ADSs generally occurs on The Nasdaq Global Select Market or, if the ADSs are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading, except that if the ADSs are not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for US$5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for US$5,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per US$1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Exchange Rate.
“transfer” shall have the meaning specified in Section 2.05(c).
“Trigger Event” shall have the meaning specified in Section 14.04(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“unit of Reference Property” shall have the meaning specified in Section 14.07(a).
“Valuation Period” shall have the meaning specified in Section 14.04(c).
“WKSI” means a “well-known seasoned issuer” as that term is defined under the Rule 405 of the Securities Act.
Section 1.02.   References to Interest.   Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 14.08(a). Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
Section 2.01.   Designation and Amount.   The Notes shall be designated as the “1.50% Exchangeable Senior Notes due 2027.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to US$500,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.
Section 2.02.   Form of Notes.   The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any Applicable Law or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Registrar in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Section 2.03.   Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.   (a) The Notes shall be issuable in registered form without coupons in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 principal amount in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.
(b)   The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office. The Paying Agent shall pay interest (i) on any Physical Notes by wire transfer of immediately available funds to the relevant Holder’s account within the United States, provided that if the Company is acting as its own Paying Agent, it shall pay interest (A) to Holders holding Physical Notes having an aggregate principal amount of US$5,000,000 or less, by check mailed (at the Company’s expense) to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than US$5,000,000, either by check mailed (at the Company’s expense) to such Holders or, upon application by such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, and such application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(c)   Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate per annum borne by the Notes plus one percent, subject to the enforceability thereof under Applicable Law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)   The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee in its sole discretion shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid (at the Company’s expense), to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).
(ii)   The Company may make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Section 2.04.   Execution, Authentication and Delivery of Notes.   The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents. With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit B (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (and/or facsimile) signatures of its active authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the relevant authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
The Company Order shall specify the amount of Notes to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).
The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section (a) unless and until it receives from the Company a Company Order instructing it to so authenticate and deliver such Notes; (b) if the Trustee determines that such action may not lawfully be taken; or (c) if the Trustee determines that such action would expose to Trustee to personal liability, unless indemnity and/or security satisfactory to the Trustee against such liability is provided to the Trustee.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
Section 2.05.   Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Following the Distribution Compliance Period End Date, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount but not bearing the restrictive legend required by Section 2.05(c), upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange or repurchase shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed by the Company, the Transfer Agent, the Exchange Agent, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. The Company shall pay the Depositary’s fees for issuance of the ADSs.
None of the Company, the Exchange Agent, the Note Registrar or any co-Note Registrar shall be required to exchange for a new Note or register a transfer of (i) any Notes surrendered for exchange for cash, ADSs or a combination thereof or, if a portion of any Note is surrendered for exchange for cash, ADSs or a combination thereof, such portion thereof surrendered for exchange for cash, ADSs or a combination thereof, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(b)   So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
(c)   Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including the Ordinary Shares represented thereby) delivered upon exchange of the Notes that are required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) or Section 2.05(d), as applicable, (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Until the Distribution Compliance Period End Date, any certificate evidencing the Notes (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the Ordinary Shares represented thereby) issued upon exchange thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “DISTRIBUTION COMPLIANCE PERIOD END DATE”) THAT IS 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, ONLY (A) TO TRIP.COM GROUP LIMITED (THE “COMPANY”) OR ONE OF ITS SUBSIDIARIES OR (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DISTRIBUTION COMPLIANCE PERIOD END DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Trustee in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Distribution Compliance Period End Date and after a registration statement, if any, with respect to the ADSs (including the Ordinary Shares represented thereby) issued upon exchange of the Notes has been declared effective under the Securities Act.
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been exchanged, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee, any agent of the Company or any agent of the Trustee (including the Agents) shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
(d)   Unless the delivery of the ADSs to the exchanging Holder is registered under a Delivery Registration Statement or the relevant Exchange Date occurs at any time that the Company has not been an

“affiliate” of Huazhu (within the meaning of Rule 144 under the Securities Act) for more than three months, or such ADSs have been transferred pursuant to a registration statement that has become or been declared effective and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADSs are being delivered to the collateral agent upon enforcement of the security interest over the Ordinary Shares referred to in Section 14.08(a), any ADSs delivered upon exchange of the Notes and the Ordinary Shares represented thereby shall, prior to the Resale Restriction Termination Date, bear a legend substantially to the following effect, unless otherwise agreed by Huazhu and the Depositary with notice to the transfer agent for the ADSs:
THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)   REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (a) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (b) NOT A U.S. PERSON AND LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF HUAZHU GROUP LIMITED (THE “COMPANY”), AND
(2)   AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (a) ONE YEAR AFTER THE EXCHANGE DATE IN RESPECT OF THE EXCHANGEABLE SENIOR NOTES OF TRIP.COM GROUP LIMITED THAT WERE EXCHANGED FOR THIS SECURITY OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (b) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)   TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)   PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)   TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)   PRIOR TO THE DISTRIBUTION COMPLIANCE PERIOD END DATE, TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES AND THEREAFTER OUTSIDE THE UNITED STATES, IN EACH CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR
(E)   PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY, THE DEPOSITARY AND THE TRANSFER AGENT FOR THE COMPANY’S AMERICAN DEPOSITARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE

SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the transfer agent for the ADSs, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).
(e)   Any Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Paying Agent for cancellation in accordance with Section 2.08.
Section 2.06.   Mutilated, Destroyed, Lost or Stolen Notes.   In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Transfer Agent, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustee evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, exchange or repurchase of negotiable instruments or other securities without their surrender.
Section 2.07.   Temporary Notes.   Pending the preparation of Physical Notes, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
Section 2.08.   Cancellation of Notes Paid, Exchanged, Etc.   The Company shall cause all Notes surrendered for the purpose of payment, exchange, repurchase, redemption or registration of transfer or exchange, if surrendered to any Person other than the Paying Agent (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered and surrendered to the Trustee for cancellation. All Notes delivered to the Paying Agent shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Paying Agent shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation and disposition to the Company, at the Company’s written request in a Company Order.
Section 2.09.   CUSIP Numbers.   The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.10.   Additional Notes; Repurchases.   The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in the issue price, the issue date and interest accrued, if any) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. securities law purposes, such additional Notes shall have a separate CUSIP number from the Notes initially issued hereunder. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements. The Company shall cause any Notes so repurchased to be surrendered to the Paying Agent for cancellation in accordance with Section 2.08. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives shall not be required to be surrendered to the Paying Agent for cancellation in accordance with Section 2.08 and will continue to be considered outstanding for purposes of this Indenture, subject to the provisions of Section 8.04.
ARTICLE 3
Satisfaction and Discharge
Section 3.01.   Satisfaction and Discharge.   This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any

Redemption Date, any Repurchase Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash or cash, ADSs or a combination thereof, as applicable, solely to satisfy the Company’s Exchange Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.
ARTICLE 4
Particular Covenants of the Company
Section 4.01.   Payment of Principal and Interest.   The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
Section 4.02.   Maintenance of Office or Agency.   The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which will be the Corporate Trust Office initially) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.
The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar and Exchange Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
Section 4.03.   Appointments to Fill Vacancies in Trustee’s Office.   The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04.   Provisions as to Paying Agent.   (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)   that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes for the benefit of the Holders of the Notes;
(ii)   that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)   that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.
The Company shall, on or before each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on the relevant due date. The Paying Agent shall not be bound to make any payment until it has received, in immediately available and cleared funds, an amount which shall be sufficient to pay, as applicable, the aggregate amount of principal (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when such principal or interest shall become due and payable. The Paying Agent shall not be responsible or liable for any delay in making the payment if it does not receive funds before 10:00 a.m. on the payment date.
(b)   If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
(c)   Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held by the Company in trust or by any Paying Agent as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
(d)   Any money and ADSs deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note (or, in the case of ADSs, in satisfaction of the Exchange Obligation) and remaining unclaimed for two years after such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money and ADSs, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment or delivery, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and ADSs remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and ADSs then remaining will be repaid or delivered to the Company.
Section 4.05.   Existence.   Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 4.06.   [Reserved].

Section 4.07.   Additional Amounts.   (a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), payments of interest and payments of cash and/or deliveries of ADSs upon exchange of the Notes, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. The Trustee shall be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Section 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretation thereof. The Company will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not it is obliged to make such a withholding or deduction. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such Holder had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:
(i)   for or on account of:
(A)   any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(1)   the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having had a permanent establishment therein;
(2)   the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) and interest on such Note or the payment of cash and/or delivery of ADSs upon exchange of such Note became due and payable pursuant to the terms thereof or was made or duly provided for;
(3)   the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner; or
(4)   the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;
(B)   any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(C)   any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes;
(D)   any tax required to be withheld or deducted under Sections 1471 to 1474 of the Code (or any amended or successor versions of such Sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or
(E)   any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A), (B), (C) or (D); or
(ii)   with respect to any payment of the principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) and interest on such Note or the payment of cash and/or delivery of ADSs upon exchange of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.
(b)   Any reference in this Indenture or the Notes in any context to the payment of cash and/or delivery of ADSs upon exchange of the Notes or the payment of principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) and interest on any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 4.07.
(c)   If the Company or its successor is required to make any deduction or withholding from any payments with respect to the Notes, it will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.
(d)   The foregoing obligations shall survive termination or discharge of this Indenture.
Section 4.08.   Stay, Extension and Usury Laws.   The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.09.   Compliance Certificate; Statements as to Defaults.   The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2020) an Officers’ Certificate stating that a review has been conducted of the Company’s activities under this Indenture and the Company has fulfilled its obligations hereunder, and whether the authorized Officers thereof have knowledge of any Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof.
In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officers’ Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof. The Trustee shall have no responsibility to take any steps to ascertain whether any Event of Default or Default has occurred, and until (i) a Responsible Officer of the Trustee has received an Officers’ Certificate regarding such an occurrence, or (ii) the Trustee has received notice from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding regarding such an occurrence, the Trustee is entitled to assume, without liability, that no Event of Default or Default has occurred.
Section 4.10.   Further Instruments and Acts.   Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee
Section 5.01.   Lists of Holders.   The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each June 15 and December 15 in each year beginning with December 15, 2020, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 5.02.   Preservation and Disclosure of Lists.   The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
ARTICLE 6
Defaults and Remedies
Section 6.01.   Events of Default.   The following events shall be “Events of Default” with respect to the Notes:
(a)   default in any payment of interest or Additional Amounts, if any, on any Note when due and payable and the default continues for a period of 30 days;
(b)   default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;
(c)   failure by the Company to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right and such failure continues for a period of three Business Days;
(d)   failure by the Company to issue a (i) Fundamental Change Company Notice in accordance with Section 15.02(c), (ii) notice of a Make-Whole Fundamental Change in accordance with Section 14.03(a) or (iii) notice of a specified corporate event in accordance with Section 14.01(b)(ii), 14.01(b)(iii) or 14.01(b)(vi), in each case, when due and, in the case of clause (i) or (ii), such failure continues for a period of five Business Days;
(e)   failure by the Company to comply with its obligations under Article 11;
(f)   failure by the Company to comply with its obligations under Section 14.08(b) and such failure continues for a period of five days;
(g)   failure by the Company for 60 days after written notice from the Trustee or by the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture (other than a Collateral Default or failure to comply with its obligations under Section 14.08(c));
(h)   default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$60 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;
(i)   a final judgment for the payment of US$60 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(j)   the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
(k)   an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.
Section 6.02.   Acceleration; Rescission and Annulment.   If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Trustee may by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company and to the Trustee may, and the Trustee at the request of such Holders accompanied by security and/or indemnity reasonably satisfactory to the Trustee shall, declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Indenture or in the Notes to the contrary. If an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Trustee. If an Event of Default occurs and is continuing, all agents (including the Agents) of the Company appointed under this Indenture will be required to act on the direction of the Trustee.
The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under Applicable Law, and on such principal at the rate per annum borne by the Notes plus one percent) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon exchange of the Notes.
Section 6.03.   [Reserved].
Section 6.04.   Payments of Notes on Default; Suit Therefor.   If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee acting in its own discretion or at the request of Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 and subject to indemnity and/or security reasonably satisfactory to the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other Applicable Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.05.   Application of Monies Collected by Trustee.   Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due the Trustee under Section 7.06 and any payments due to the Agents;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, the Notes in default in the order of the date due of the payments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate per annum borne by the Notes at such time (including, without duplication, any additional interest on such overdue payments pursuant to Section 6.04), such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate per annum borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and the cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06.   Proceedings by Holders.   Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)   Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)   such Holders shall have offered to the Trustee such security and/or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;
(d)   the Trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
(e)   no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
Section 6.07.   Proceedings by Trustee.   In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 6.08.   Remedies Cumulative and Continuing.   Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09.   Direction of Proceedings and Waiver of Defaults by Majority of Holders.   The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that would involve the Trustee in personal liability, or if it is not provided with security and/or indemnity to its reasonable satisfaction. In addition, the Trustee will not be required to expend its own funds under any circumstances. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest on, or the principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the Company to cause to be paid or delivered, as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.10.   Notice of Defaults and Events of Default.   If a Default or Event of Default occurs and is continuing and is notified in writing to the Responsible Officer of the Trustee, the Trustee shall, within 90 days after the occurrence and continuance of such Default or Event of Default, mail to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that a Responsible Officer shall not be deemed to have knowledge of any occurrence of a Default or Event of Default unless it has received written notice from the Company.
Section 6.11.   Undertaking to Pay Costs.   All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 14.
ARTICLE 7
Concerning the Trustee
Section 7.01.   Duties and Responsibilities of Trustee.   The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such request or direction is in writing by the requisite number of Holders and such Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
(i)   the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)   in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively and without liability rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)   whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
(e)   the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
(f)   if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred;
(g)   [Reserved];
(h)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, The Bank of New York Mellon as Note Registrar, Paying Agent, Transfer Agent and Exchange Agent, and each agent, custodian and other Person employed to act hereunder;
(i)   the Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until the Responsible Officer of the Trustee has received written notice in accordance with this Indenture or it has actual knowledge to the contrary, that the Company is properly performing its duties hereunder; and
(j)   the Trustee shall be under no obligation to enforce any of the provisions of this Indenture unless it is instructed by Holders of at least 25% of the aggregate principal amount of outstanding Notes in writing and is provided with security and/or indemnity reasonably satisfactory to it.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
Section 7.02.   Reliance on Documents, Opinions, Etc.   Except as otherwise provided in Section 7.01:
(a) the Trustee may conclusively and without liability rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)   any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c)   the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(e)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, delegate, representative, custodian, nominee or attorney appointed by it with due care hereunder;
(f)   the permissive rights of the Trustee enumerated herein shall not be construed as duties;
(g)   under no circumstances and notwithstanding any contrary provision included herein, neither the Trustee nor the Agents shall be responsible or liable for special, indirect, punitive, or consequential damages or loss of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any of them have been advised of the likelihood of such loss or damage and regardless of the form of action; this provision shall remain in full force and effect notwithstanding the discharge of the Notes, the termination of this Indenture or the resignation, replacement or removal of the Trustee and the Agents;
(h)   the Trustee and the Agents may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of New York; furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or New York or if, in its opinion based on such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any Applicable Law in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power;

(i)   the Company, the Trustee and the Agents shall, within 10 Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 7.02(i) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; (c) duty of confidentiality; or (d) attorney-client or other privilege. For purposes of this Section 7.02(i), “Applicable Law” shall be deemed to include (i) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party that is customarily entered into by institutions of a similar nature;
(j)   the Company shall notify the Trustee and the Agents in the event that it determines that any payment to be made by the Trustee or the Agents under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated; provided, however, that the Company’s obligation under this Section 7.02(j) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company, the Notes, or both;
(k)   notwithstanding any other provision of this Indenture, the Trustee and the Agents shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee or the Agents shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 7.02(k); and
(l)   the Company shall promptly notify the Trustee in writing of any Collateral Default or Registration Default. The Trustee and the Agents shall not be deemed to have constructive or actual notice or knowledge of any Collateral Default or Registration Default unless and until the Responsible Officer of the Trustee has received a written notice of such default from the Company. Neither the Trustee nor the Agents shall be required to take any steps to ascertain whether a Collateral Default or a Registration Default or any event which could lead to such default has occurred and shall not be liable to any person for any failure to do so. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any of the provisions in this Indenture or the financial performance of the Company and shall be entitled to assume that the Company is in compliance with all the provisions of this Indenture unless notified to the contrary in writing.
Section 7.03.   No Responsibility for Recitals, Etc.   The recitals, statements, warranties and representations contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the accuracy or correctness of the same or the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company and all risks arising under or in connection with this Indenture and the Notes, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.
Section 7.04.   Trustee, Paying Agent, Transfer Agent, Exchange Agent or Note Registrar May Own Notes.   The Trustee, any Paying Agent, any Transfer Agent, any Exchange Agent or any Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Transfer Agent, Exchange Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.
Section 7.05.   Monies and ADSs to Be Held in Trust.   All monies and ADSs received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and ADSs held by the Trustee in trust or by the Paying Agent hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor the Paying Agent shall be under any liability for interest on any money or ADSs received by it hereunder.
Section 7.06.   Compensation and Expenses of Trustee.   (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith, and to hold it harmless against, any loss, claim (provided that the Company need not pay for settlement of any such claim made without prior notice), damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The indemnity under this Section 7.06(a) is payable upon demand by the Trustee. The obligation of the Company under this Section 7.06(a) shall survive the satisfaction and discharge of the Notes, the termination of this Indenture and the resignation or removal or the Trustee. The indemnification provided in this Section 7.06(a) shall extend to the officers, directors, agents and employees of the Trustee. Subject to Section 7.02(e), any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Trustee, shall not affect indemnification of the Trustee.
Without prejudice to any other rights available to the Trustee under Applicable Law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(j) or Section 6.01(k) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. If a Default or Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Company and/or the Holders to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Company will pay such additional remuneration as the Company and the Trustee may separately agree in writing.
(b)   The Paying Agent, the Transfer Agent, the Exchange Agent and the Note Registrar shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under this Indenture, and the Company agrees promptly to pay such compensation and to reimburse the Paying Agent, the Transfer Agent, the Exchange Agent and the Note Registrar for its out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by it in connection with the services rendered by it under this Indenture. The Company hereby agrees to indemnify the Paying Agent, the Transfer Agent, the Exchange Agent and the Note Registrar and their respective officers, directors, agents and employees and any successors thereto for, and to hold it harmless against, any loss, liability or expense (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part arising out of or in connection with its acting as the Paying Agent, the Transfer Agent, the Exchange Agent and the Note Registrar hereunder. The obligations of the Company under this paragraph (b) shall survive the payment of the Notes, the termination of the Indenture and the resignation or removal of the Paying Agent, the Transfer Agent, the Exchange Agent and the Note Registrar.
Section 7.07.   Officers’ Certificate as Evidence.   Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 7.08.   Eligibility of Trustee.   There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 7.09.   Resignation or Removal of Trustee.   (a) The Trustee may at any time resign by giving 60 days written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may appoint a successor trustee on behalf of and at the expense of the Company or it may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b)   In case at any time any of the following shall occur:
(i)   the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)   the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c)   The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(d)   Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
Section 7.10.   Acceptance by Successor Trustee.   Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
Section 7.11.   Succession by Merger, Etc.   Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.12.   Trustee’s Application for Instructions from the Company.   Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 8
Concerning the Holders
Section 8.01.   Action by Holders.   Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
Section 8.02.   Proof of Execution by Holders.   Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
Section 8.03.   Who Are Deemed Absolute Owners.   The Company, the Trustee, any Paying Agent, any Transfer Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for the purpose of exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Transfer Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
Section 8.04.   Company-Owned Notes Disregarded.   In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes in respect of which a Responsible Officer is notified in writing shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. Within five days of acquisition of the Notes by any of the above described persons or entities, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 8.05.   Revocation of Consents; Future Holders Bound.   At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
Holders’ Meetings
Section 9.01.   Purpose of Meetings.   A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(b)   to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
(c)   to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
(d)   to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under Applicable Law.
Section 9.02.   Call of Meetings by Trustee.   The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.
Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03.   Call of Meetings by Company or Holders.   In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04.   Qualifications for Voting.   To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 9.05.   Regulations.   Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.
Section 9.06.   Voting.   The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 9.07.   No Delay of Rights by Meeting.   Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10
Supplemental Indentures
Section 10.01.   Supplemental Indentures Without Consent of Holders.   The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense and direction, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
(a)   to cure any ambiguity, omission, defect or inconsistency;
(b)   to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;
(c)   to add guarantees with respect to the Notes;
(d)   to secure the Notes;
(e)   to add to the covenants or Events of Defaults of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;
(f)   upon the occurrence of any transaction or event described in Section 14.07(a), to (i) provide that the Notes are exchangeable for Reference Property, subject to Section 14.02, and (ii) effect the related changes to the terms of the Notes described under Section 14.07(a), in each case, in accordance with Section 14.07;
(g)   to make any change that does not adversely affect the rights of any Holder;
(h)   to conform the provisions of this Indenture or the Notes to the “Description of the Notes” section of the Offering Memorandum; or
(i)   to make the necessary changes to the terms of the Notes in the event the Ordinary Shares become the Reference Property underlying the Notes as described under Section 15.02(b).
Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee shall be entitled to seek an Opinion of Counsel, at the Company’s expense, that any such supplemental indenture is authorized and permitted by the terms of this Indenture and not contrary to law.
Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02.   Supplemental Indentures with Consent of Holders.   With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:
(a)   reduce the amount of Notes whose Holders must consent to an amendment;
(b)   reduce the rate of or extend the stated time for payment of interest on any Note;
(c)   reduce the principal of or extend the Maturity Date of any Note;

(d)   make any change that adversely affects the exchange rights of any Notes;
(e)   reduce the Redemption Price payable on any Redemption Date, the Repurchase Price payable on any Repurchase Date or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(f)   make any Note payable in a currency other than U.S. dollars;
(g)   change the ranking of the Notes;
(h)   impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;
(i)   change the Company’s obligation to pay Additional Amounts on any Note; or
(j)   make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.
Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Opinion of Counsel reasonably satisfactory to it that such supplemental indenture is authorized and permitted by the terms of this Indenture and not contrary to law or (ii) such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture becomes effective under Section 10.01 or Section 10.02, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.
Section 10.03.   Effect of Supplemental Indentures.   Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 10.04.   Notation on Notes.   Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 10.05.   Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.   In addition to the documents required by Section 17.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is not contrary to law.

ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease
Section 11.01.   Company May Consolidate, Etc. on Certain Terms.   Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:
(a)   the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07); and
(b)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.
For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.
Section 11.02.   Successor Corporation to Be Substituted.   In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.
In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
Section 11.03.   Opinion of Counsel to Be Given to Trustee.   No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors
Section 12.01.   Indenture and Notes Solely Corporate Obligations.   No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
Intentionally Omitted
ARTICLE 14
Exchange of Notes
Section 14.01.   Exchange Privilege.   (a) Holders may not exchange their Notes at any time on or prior to the Distribution Compliance Period End Date. After the Distribution Compliance Period End Date, subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged has an aggregate principal amount of US$200,000 or an integral multiple of US$1,000 in excess thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding July 1, 2023 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after July 1, 2023 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial exchange rate of 24.7795 ADSs (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per US$1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Exchange Obligation”).
(b)   (i)    Prior to the close of business on the Business Day immediately preceding July 1, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per US$1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the ADSs on each such Trading Day and the Exchange Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per US$1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the ADSs on such Trading Day and the Exchange Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per US$1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Exchange Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per US$1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per US$1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Exchange Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Exchange Rate for such date, the Company shall, when such Trading Price is first greater than or equal to such amount, so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee).
(ii)   If, prior to the close of business on the Business Day immediately preceding July 1, 2023, Huazhu elects to:
(A)   issue to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or
(B)   distribute to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) Huazhu’s assets, securities or rights to purchase securities of Huazhu, which distribution has a value per Ordinary Share, as determined by the Board of Directors in good faith, exceeding 10% of the Last Reported Sale Price of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) Huazhu’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise exchangeable at such time.
(iii)   If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding July 1, 2023, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or if Huazhu is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets that occurs prior to the close of business on the Business Day immediately preceding July 1, 2023, in each case, pursuant to which the Ordinary Shares or the ADSs would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the earlier of (x) the Business Day after Huazhu gives notice of such transaction and (y) the actual effective date of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) as promptly as practicable following the date Huazhu publicly announces such transaction but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction.
(iv)   Prior to the close of business on the Business Day immediately preceding July 1, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the Last Reported Sale Price of the ADSs for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after September 30, 2020 whether the Notes may be surrendered for exchange in accordance with this clause (iv) and shall notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) if the Notes become exchangeable in accordance with this clause (iv).
(v)   If the Company calls the Notes for a Cleanup Redemption or a Tax Redemption prior to the close of business on the Business Day immediately preceding July 1, 2023, then a Holder may surrender for exchange all or any portion of its Notes at any time during the related Redemption Period, even if the Notes are not otherwise exchangeable at such time. After that time, the right to exchange such Notes on account of the relevant Redemption Notice shall expire unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may exchange such Holder’s Notes until the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for.
(vi)   After the first anniversary of the date of original issuance of the Notes but prior to the close of business on the Business Day immediately preceding July 1, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time that the Company has not been an “affiliate” of Huazhu (within the meaning of Rule 144 under the Securities Act) for more than three months. The Company must notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) as promptly as practicable if such condition has been met. If, at any time after such condition has been met, the Company becomes an “affiliate” of Huazhu (within the meaning of Rule 144 under the Securities Act), the Company shall so notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) as promptly as practicable.
(vii)   Prior to the close of business on the Business Day immediately preceding July 1, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time that an Event of Default has occurred and is continuing.
Section 14.02.   Exchange Procedure; Settlement Upon Exchange.
(a)   Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon exchange of any Note, the Company shall cause to be paid or delivered, as the case may be, to the exchanging Holder, in respect of each US$1,000 principal amount of Notes being exchanged, cash (“Cash Settlement”), ADSs, together with cash, if applicable, in lieu of delivering any fractional ADS (“Fractional ADS”) in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and ADSs, together with cash, if applicable, in lieu of delivering any Fractional ADS in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.
(i)   All exchanges for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice in respect of an Optional Redemption, a Cleanup Redemption or a Tax Redemption, as the case may be, and prior to the related Redemption Date in respect of such Optional Redemption, Cleanup Redemption or Tax Redemption, as the case may be, and all exchanges for which the relevant Exchange Date occurs on or after the 23rd Scheduled Trading Day immediately preceding the Maturity Date shall respectively be settled using the same Settlement Method in respect of such applicable Optional Redemption, Cleanup Redemption or Tax Redemption or such period preceding the Maturity Date, as the case may be.
(ii)   Except for any exchanges for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice in respect of an Optional Redemption, a Cleanup Redemption or a Tax Redemption, as the case may be, and prior to the related Redemption Date in respect of such Optional Redemption, Cleanup Redemption or Tax Redemption, as the case may be, and any exchanges for which the relevant Exchange Date occurs on or after the 23rd Scheduled Trading Day immediately preceding the Maturity Date, the Company shall use the same Settlement Method for all exchanges with the same Exchange Date, but the Company shall not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.

(iii)   If, in respect of any Exchange Date (or one of the periods described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Exchange Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to exchanging Holders, the Exchange Agent and the Trustee no later than the close of business on the Trading Day immediately following the relevant Exchange Date (or, in the case of any exchanges for which the relevant Exchange Date occurs (x) after the date of issuance of a Redemption Notice in respect of an Optional Redemption, a Cleanup Redemption or a Tax Redemption, as the case may be, and prior to the related Redemption Date in respect of such Optional Redemption, Cleanup Redemption or Tax Redemption, as the case may be, in such Redemption Notice or (y) on or after the 23rd Scheduled Trading Day immediately preceding the Maturity Date, no later than the 23rd Scheduled Trading Day immediately preceding the Maturity Date). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement and the Company shall be deemed to have elected Physical Settlement in respect of its Exchange Obligation. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per US$1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Exchange Obligation but does not indicate a Specified Dollar Amount per US$1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per US$1,000 principal amount of Notes shall be deemed to be US$1,000. Notwithstanding the foregoing, the Company shall be deemed to have elected Cash Settlement in respect of any exchange for which the relevant Exchange Date occurs (x) at any time that a Registration Default has occurred and is continuing or (y) prior to the first anniversary of the date of original issuance of the Notes.
(iv)   The cash, ADSs or combination of cash and ADSs in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:
(A)   if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Company shall cause to be delivered to the exchanging Holder in respect of each US$1,000 principal amount of Notes being exchanged a number of ADSs equal to the Exchange Rate in effect on the Exchange Date;
(B)   if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Company shall cause to be paid to the exchanging Holder in respect of each US$1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 20 consecutive Trading Days during the related Observation Period; and
(C)   if the Company elects to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Company shall cause to be paid or delivered, as the case may be, in respect of each US$1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.
(v)   The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering any Fractional ADS, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering Fractional ADSs. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.
(b)   Subject to Section 14.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h), and complete, manually sign and deliver a duly completed irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver a duly completed irrevocable Notice of Exchange to the Exchange Agent at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be delivered and no Notes may be surrendered by a Holder for exchange thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice in accordance with Section 15.03. A Notice of Exchange shall be deposited in duplicate at the office of any Exchange Agent on any Business Day from 9:00 a.m. to 3:00 p.m. at the location of the Exchange Agent to which such Notice of Exchange is delivered. Any Notice of Exchange and any Physical Note (if issued) deposited outside the hours specified or on a day that is not a Business Day at the location of the Exchange Agent shall for all purposes be deemed to have been deposited with that Exchange Agent between 9:00 a.m. and 3:00 p.m. on the next Business Day.
If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. None of the agents of the Trustee shall have any responsibility whatsoever with respect to the issuance and delivery of the ADSs to the exchanging Holder.
(c)   A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall cause to be paid or delivered, as the case may be, the consideration due in respect of the Exchange Obligation on the fourth Business Day immediately following the relevant Exchange Date, if the Company elects Physical Settlement, or on the fourth Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If ADSs are due to an exchanging Holder, the Company shall cause to be issued, and deliver to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of ADSs to which such Holder shall be entitled in satisfaction of the Company’s Exchange Obligation.
(d)   In case any Note shall be surrendered for partial exchange, the Company shall execute and instruct the Trustee who shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.
(e)   If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar transfer tax due on the delivery of any ADSs upon exchange of the Notes (or the underlying Ordinary Shares), unless the tax is due because the Holder requests such ADSs (or such Ordinary Shares) to be registered in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Exchange Agent may refuse to deliver the certificates representing the ADSs (or the Ordinary Shares) being registered in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. The Company shall pay the Depositary’s fees for issuance of the ADSs.

(f)   Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs delivered upon the exchange of any Note as provided in this Article 14.
(g)   Upon the exchange of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.
(h)   Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes for a combination of cash and ADSs, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged; provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Business Day immediately succeeding such Interest Payment Date); (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Business Day immediately succeeding such Interest Payment Date); or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of exchange with respect to such Note.
(i)   Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange.
(j)   No Fractional ADSs shall be delivered upon exchange of the Notes and instead the Company shall cause to be paid cash in lieu of any Fractional ADS deliverable upon exchange based on the Daily VWAP for the relevant Exchange Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for exchange, if the Company has elected Combination Settlement, the full number of ADSs that shall be delivered upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any Fractional ADSs remaining after such computation shall be paid in cash.
Section 14.03.   Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Redemptions.   (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional ADSs (the “Additional ADSs”), as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). The Company shall provide written notification to Holders and the Trustee of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.
(b)   Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Exchange Obligation by Physical Settlement, Cash

Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price. In such event, the Exchange Obligation shall be paid to Holders in cash on the fourth Business Day following the Exchange Date.
(c)   The number of Additional ADSs, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “ADS Price”) paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change. If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS. Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.
(d)   The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.
(e)   The following table sets forth the number of Additional ADSs to be received per US$1,000 principal amount of Notes pursuant to this Section 14.03 for each ADS Price and Effective Date set forth below:
	ADS price
Effective date	US$33.63	US$36.00	US$40.36	US$45.00	US$52.47	US$60.00	US$70.00	US$80.00	US$100.00	US$125.00	US$150.00
July 20, 2020	4.9558	4.0722	2.8997	2.0809	1.2897	0.8413	0.5044	0.3121	0.1174	0.0223	0.0000
July 1, 2021	4.9558	4.0722	2.8669	2.0031	1.2037	0.7702	0.4550	0.2791	0.1033	0.0189	0.0000
July 1, 2022	4.9558	4.0722	2.7428	1.8578	1.0821	0.6793	0.3954	0.2405	0.0872	0.0143	0.0000
July 1, 2023	4.9558	3.7519	2.4876	1.6611	0.9369	0.5730	0.3273	0.1974	0.0702	0.0099	0.0000
July 1, 2024	4.9558	3.7100	2.2924	1.4380	0.7578	0.4472	0.2514	0.1515	0.0535	0.0062	0.0000
July 1, 2025	4.9558	3.1006	1.8625	1.1129	0.5403	0.3038	0.1690	0.1033	0.0367	0.0031	0.0000
July 1, 2026	4.9558	2.9961	1.4893	0.7151	0.2741	0.1450	0.0837	0.0535	0.0194	0.0011	0.0000
July 1, 2027	4.9558	2.9961	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:
(i)   if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;
(ii)   if the ADS Price is greater than US$150.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Exchange Rate; and
(iii)   if the ADS Price is less than US$33.63 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per US$1,000 principal amount of Notes exceed 29.7353 ADSs, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.
(f)   Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.04.
(g)   If the Holder elects to exchange its Notes called for redemption in connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption pursuant to Article 16, the Exchange Rate shall be increased by a number of Additional ADSs determined pursuant to this Section 14.03(g). The Company shall settle exchanges of Notes as described in Section 14.02 and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such exchange.
An exchange of Notes called for Optional Redemption, Cleanup Redemption or Tax Redemption shall be deemed to be “in connection with” such Optional Redemption, Cleanup Redemption or Tax Redemption, respectively, if the relevant Notice of Exchange is received by the Exchange Agent during the relevant Redemption Period. For the avoidance of doubt, if the Company issues a Redemption Notice in respect of an Optional Redemption, the Company shall increase the Exchange Rate hereunder during the related Redemption Period only with respect to exchanges of Notes called for such Optional Redemption. Accordingly, if the Company calls fewer than all of the outstanding Notes for such Optional Redemption, Holders will not be entitled to exchange the Notes that are not called for such Optional Redemption on account of the related Redemption Notice and will not be entitled to an increased Exchange Rate for exchanges of such Notes on account of such Redemption Notice during the related Redemption Period if such Notes are otherwise exchangeable.
The number of Additional ADSs by which the Exchange Rate will be increased in the event of exchanges of Notes called for redemption in connection with an Optional Redemption, a Cleanup Redemption or a Tax Redemption pursuant to Article 16 will be determined by reference to the table in clause (e) above based on the Redemption Reference Date and the Redemption Reference Price (each as defined below), but determined for purposes of this Section 14.03(g) as if (x) the Holder had elected to exchange its Notes in connection with a Make-Whole Fundamental Change, (y) the applicable “Redemption Reference Date” were the “Effective Date” as specified in clause (c) above and (z) the applicable “Redemption Reference Price” were the “ADS price” as specified in clause (c) above. For this purpose, the date on which the Company delivers a Redemption Notice is the “Redemption Reference Date” and the average of the Last Reported Sale Prices of the ADSs over the five Trading Day immediately preceding the date the Company delivers such Redemption Notice is the “Redemption Reference Price.”
Section 14.04.   Adjustment of Exchange Rate.   If the number of Ordinary Shares represented by the ADSs is changed, after the date of this Indenture, for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Exchange Rate such that the number of Ordinary Shares represented by the ADSs upon which exchange of the Notes is based remains the same.
Notwithstanding the adjustment provisions described in this Section 14.04, if Huazhu distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of Huazhu (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of Huazhu, then an adjustment to the Exchange Rate described in this Section 14.04 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Exchange Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares. However, in the event that Huazhu issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Exchange Rate pursuant to Section 14.04(b) (in the case of Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 14.04 results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Exchange Rate on account of such an event to the extent to which such change reflects what a corresponding change to the Exchange Rate would have been on account of such an event.
The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes receive (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, property in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of ADSs equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Exchange Agent shall have any responsibility to monitor the accuracy of any calculation of adjustment of the Exchange Rate and the same shall be conclusive and binding on the Holders, absent manifest error. Notice of such adjustment to the Exchange Rate shall be given by the Company promptly to the Holders, the Trustee and the Paying Agent and Exchange Agent and shall be conclusive and binding on the Holders, absent manifest error.
(a)   If Huazhu exclusively issues Ordinary Shares as a dividend or distribution on the Ordinary Shares, or if Huazhu effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:
where,
ER0   =
the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

ER1   =
the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or immediately after the open of business on such effective date, as applicable;

OS0   =
the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately prior to the open of business on such effective date, as applicable; and

OS1   =
the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date Huazhu’s board of directors or a committee thereof determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.
(b)   If Huazhu issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,
ER0   =
the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such issuance;

ER1   =
the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0   =
the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X      =
the total number of Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y      =
the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares then represented by one ADS.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such issuance. To the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such the Ex-Dividend Date for the ADSs for such issuance had not occurred.
For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, there shall be taken into account any consideration received by Huazhu for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.
(c)   If Huazhu distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of Huazhu or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of Huazhu, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,
ER0   =
the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such distribution;

ER1   =
the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0   =
the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV   =
the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for the ADSs for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the Exchange Rate in effect on the Ex-Dividend Date for the ADSs for the distribution.
With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:
where,
ER0   =
the Exchange Rate in effect immediately prior to the end of the Valuation Period;

ER1   =
the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0   =
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0   =
the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Trading Day in determining the Exchange Rate as of such Trading Day. If the dividend or other distribution constituting the Spin-Off is not so paid or made, the Exchange Rate shall be decreased, effective as of the date Huazhu’s board of directors or a committee thereof determines not to make or pay such dividend or other distribution, to the Exchange Rate that would then be in effect if such dividend or other distribution had not been declared.
For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by Huazhu to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of Huazhu’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:
(A)   a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
(B)   a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company in good faith (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Ordinary

Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).
(d)   If Huazhu makes any cash dividend or distribution to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Exchange Rate shall be adjusted based on the following formula:
where,
ER0   =
the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution;

ER1   =
the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0   =
the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C      =
the amount in cash per Ordinary Share Huazhu distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date Huazhu’s board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each US$1,000 principal amount of Notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs equal to the Exchange Rate on the Ex-Dividend Date for the ADSs for such cash dividend or distribution.
(e)   If Huazhu or any of its Subsidiaries or variable interest entities make a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Exchange Rate shall be increased based on the following formula:
where,
ER0   =
the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER1   =
the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC   =
the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0   =
the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1   =
the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1   =
the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exchange Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Exchange Rate as of such Trading Day. For the avoidance of doubt, no adjustment to the Exchange Rate under this Section 14.04(e) shall be made if such adjustment would result in a decrease in the Exchange Rate. To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under Applicable Law), or any purchases or exchanges of the Ordinary Shares (directly or in the form of ADSs) in such tender or exchange offer are rescinded, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of the Ordinary Shares (directly or in the form of ADSs), if any, actually made, and not rescinded, in such tender or exchange offer.
(f)   Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would receive ADSs upon such exchange and become the record holder of such ADSs prior to such Record Date based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of such ADSs on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)   Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such convertible or exchangeable securities.

(h)   In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by Applicable Law, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.
(i)   Notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:
(i)   upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Huazhu’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;
(ii)   upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Huazhu or any of Huazhu’s Subsidiaries;
(iii)   upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
(iv)   solely for a change in the par value of the Ordinary Shares or ADSs; or
(v)   for accrued and unpaid interest, if any.
(j)   All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.
(k)   Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(l) For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.
(m) For purposes of this Section 14.04, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
Section 14.05.   Adjustments of Prices.   Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts or the ADS Price for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of an Optional Redemption, a Cleanup Redemption or a Tax Redemption over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective pursuant to Section 14.04, or any event requiring an adjustment to the Exchange Rate pursuant to Section 14.04 where the Ex-Dividend Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Exchange Values, Daily Settlement Amounts, ADS Prices or Redemption Reference Prices are to be calculated.

Section 14.06.   [Reserved].
Section 14.07.   Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.
(a)   In the case of:
(i)   any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination),
(ii)   any consolidation, merger, combination or similar transaction involving Huazhu,
(iii)   any sale, lease or other transfer to a third party of the consolidated assets of Huazhu and Huazhu’s Subsidiaries and variable interest entities substantially as an entirety or
(iv)   any statutory share exchange,
in each case, as a result of which the ADS would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing that, at and after the effective time of such Merger Event, the right to exchange each US$1,000 principal amount of Notes shall be changed into a right to exchange such principal amount of Notes for the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any ADSs that the Company would have been required to deliver upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.
If the Merger Event causes the ADSs to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property for which the Notes will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the Company, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. If the holders of the ADSs receive only cash in such Merger Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Merger Event (A) the consideration due upon exchange of each US$1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional ADSs pursuant to Section 14.03), multiplied by the price paid per ADS in such Merger Event and (B) the Company shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the fourth Business Day immediately following the relevant Exchange Date. The Company shall provide written notice to Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.
Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article 14 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof).
(b)   None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes for cash, ADSs or a combination of cash and ADSs, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(c)   The above provisions of this Section shall similarly apply to successive Merger Events.
Section 14.08.   Certain Covenants.   (a) The Company covenants that, as soon as reasonably practicable, and in any event prior to the date that is six months following the date of original issuance of the Notes, and at all times thereafter, the Company’s Exchange Obligations with respect to the Notes shall be secured by a pledge of, and the collateral agent on behalf of the Holders must have an enforceable, first priority security interest in (subject to Permitted Liens), a number of Ordinary Shares equal to the Maximum Number of ADSs, multiplied by the number of Ordinary Shares then represented by one ADS (the “Maximum Number of Ordinary Shares”); provided that if the Exchange Rate increases as described in clauses (a) through (d) of Section 14.04, the Company shall not be required to pledge additional Ordinary Shares on account of such Exchange Rate increase so long as the total number of Ordinary Shares then pledged is at least equal to 97% of the Maximum Number of Ordinary Shares (after taking into account such Exchange Rate increase). The “Maximum Number of ADSs” means a number of ADSs equal to (i) the then-current Exchange Rate plus the maximum number of ADSs by which such Exchange Rate could then be increased pursuant to Section 14.03, multiplied by (ii) the aggregate principal amount of Notes then outstanding (including, for the avoidance of doubt, (x) Notes that have been surrendered for exchange but for which the Company has yet to deliver the full amount of consideration due upon exchange and (y) Notes that have matured, have been accelerated or have been surrendered for repurchase by the Company (upon a Fundamental Change or otherwise) but for which the Company has yet to pay the full amount of principal and interest, if any, due at maturity, upon declaration of acceleration or upon repurchase, as the case may be), divided by US$1,000. The Company shall pledge such Ordinary Shares pursuant to a collateral agreement between the Company and a collateral agent selected by the Company.
Upon any enforcement by the collateral agent in respect of the security interest over the Ordinary Shares pledged to secure our Exchange Obligations, the collateral agent shall sell, on behalf of each relevant exchanging Holder, ADSs representing a number of Ordinary Shares equal to (1) the aggregate principal amount of such Holder’s Notes that such Holder has surrendered for exchange but with respect to which the Company has not satisfied its Exchange Obligations, divided by (2) the aggregate principal amount of Notes then outstanding (including, for the avoidance of doubt, (x) Notes that have been surrendered for exchange but for which the Company has yet to deliver the full amount of consideration due upon exchange and (y) Notes that have matured, have been accelerated or have been surrendered for repurchase by the Company (upon a Fundamental Change or otherwise) but for which the Company has yet to pay the full amount of principal and interest, if any, due at maturity, upon declaration of acceleration or upon repurchase, as the case may be), multiplied by (B) the total number of Ordinary Shares pledged at such time.
If the Notes become exchangeable for Reference Property as described in Section 14.07 (including Ordinary Shares deemed to be Reference Property pursuant to Section 15.02(b)), then the Board of Directors, acting in good faith, shall take such further actions and enter into such additional documentation as is necessary to amend or replace the collateral arrangement described above in this Section 14.08(a) such that, as soon as reasonably practicable at and after the time that the Notes become exchangeable for such Reference Property, Noteholders shall have an enforceable, first priority security interest (subject to Permitted Liens) in an amount of such Reference Property equivalent to the Maximum Number of ADSs (subject to an exception equivalent to the proviso in the first paragraph of this Section 14.08(a)).
The Company’s failure to comply with its foregoing obligations under this Section 14.08(a) shall be a “Collateral Default.” If a Collateral Default occurs, then Additional Interest shall accrue on the Notes at a rate equal to 3.00% per annum of the principal amount of the Notes outstanding for each day during the period from, and including, the day on which such Collateral Default first occurs to, but excluding, the date on which such Collateral Default is cured; provided that in the case where more than one Collateral Default occurs, Additional Interest shall not accrue on the Notes at an aggregate rate in excess of 3.00% per annum. Such Additional Interest shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. Such Additional Interest shall be the sole and exclusive remedy for any Collateral Default. If Additional Interest is payable by the Company, the Company shall deliver to the Responsible Officer of the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

(b)   The Company further covenants that, at any time that the collateral arrangement described in Section 14.08(a) is not in place, or does not meet the requirements set forth under Section 14.08(a), the Company shall reserve a number of Ordinary Shares equal to the Maximum Number of Ordinary Shares (or, if applicable, an equivalent amount of the Reference Property underlying the Notes) to satisfy its Exchange Obligations under the Notes and shall not sell, lease, transfer, dispose of, pledge, encumber or grant any lien on such Ordinary Shares (or, if applicable, such Reference Property underlying the Notes), except for Permitted Liens or as otherwise permitted or required by this Indenture, including pursuant to Section 14.08(a) or to satisfy its Exchange Obligations.
(c)   The Company further covenants that it shall use its best efforts to, within 10 Business Days after the date of original issuance of the Notes, enter into with Huazhu a supplemental registration rights agreement to the investor and registration rights agreement between Huazhu and the Company dated March 12, 2010 (collectively, the “Registration Rights Agreements”) with the terms described in this Section 14.08(c). Under the Registration Rights Agreements, Huazhu shall agree to:
(i)   file a shelf registration statement (which shall be an automatic shelf registration statement if Huazhu is then a WKSI) with the Commission on or prior to the first anniversary of the date of original issuance of the Notes, covering the delivery of the ADSs deliverable upon exchange of the Notes (or, if applicable, upon enforcement by the collateral agent as described under Section 14.08(a)) and the Ordinary Shares represented thereby (a “Delivery Registration Statement”); provided that if Huazhu is not then permitted to file and have made effective a Delivery Registration Statement, it shall file a shelf registration statement (which shall be an automatic shelf registration statement if Huazhu is then a WKSI) with the Commission on or prior to such date covering resales of any ADSs deliverable upon exchange of the Notes (or, if applicable, upon enforcement by the collateral agent as described under Section 14.08(a)) and the Ordinary Shares represented thereby (a “Resale Registration Statement” and such Resale Registration Statement or a Delivery Registration Statement, each a “Shelf Registration Statement”);
(ii)   if Huazhu is not a WKSI when the applicable Shelf Registration Statement is filed, use its best efforts to cause the applicable Shelf Registration Statement to become effective prior to the first anniversary of the date of original issuance of the Notes;
(iii)   in the case of a Delivery Registration Statement, use its best efforts to keep the Delivery Registration Statement effective until the earliest of (1) the date on which there are no longer outstanding any Notes, (2) following any enforcement by the collateral agent as described under Section 14.08(a) in respect of all pledged ADSs, the earlier of (x) 30 Trading Days following such enforcement and (y) the date on which all ADSs have been disposed of by the collateral agent or holders of the Notes, as applicable, and (3) the date on which the ADSs (or other Common Equity or ADSs in respect of Common Equity underlying the Notes for which the Notes are then exchangeable) cease to be listed on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors); and
(iv)   in the case of a Resale Registration Statement, use its best efforts to keep the Resale Registration Statement effective until the earliest of (1) the 30th Trading Day immediately following the Maturity Date, (2) the sale under the Resale Registration Statement or Rule 144 under the Securities Act of all of the ADSs that have been delivered or are deliverable upon exchange of the Notes, (3) following any enforcement by the collateral agent as described under Section 14.08(a) in respect of all pledged ADSs, the earlier of (x) 30 Trading Days following such enforcement and (y) the date on which all ADSs have been disposed of by the collateral agent or holders of the Notes, as applicable, and (4) the date on which the ADSs (or other Common Equity or ADSs in respect of Common Equity underlying the Notes for which the Notes are then exchangeable) cease to be listed on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) (in the case of clause (iii) above or this clause (iv), such earliest date, the “Registration Statement End Date”).
The Registration Rights Agreements shall provide that Huazhu shall have the right to suspend use of a Shelf Registration Statement during specified periods when it is advisable in its good faith judgment due to pending developments or other events the disclosure of which Huazhu believes would be materially detrimental to it; provided that Huazhu may not suspend the use of a prospectus for a period or periods in excess of 40 consecutive days or an aggregate of 90 days in any 12 month period. Huazhu shall agree to notify the Company, the Trustee, the collateral agent described in Section 14.08(a) and each Holder of any such suspension period, but it does not need to specify the nature of the event giving rise to a suspension in any such notice of the existence of such a suspension.
Under the Registration Rights Agreements, Huazhu shall agree to (i) provide the Company with copies of the prospectus, which the Company shall distribute to Holders upon request, (ii) notify the Company, the Trustee and the Holders when the applicable Shelf Registration Statement has become effective, and (iii) take other reasonable actions as are required to permit unrestricted resales of the ADSs delivered upon exchange of the Notes (or, if applicable, upon enforcement by the collateral agent as described under Section 14.08(a)) in accordance with the terms and conditions of the Registration Rights Agreements.
Notwithstanding the foregoing, the Registration Rights Agreements shall provide that Huazhu’s obligations thereunder shall be suspended at any time that the Company has not been an “affiliate” of Huazhu (within the meaning of Rule 144 under the Securities Act) for more than three months, and a Registration Default shall be deemed not to occur under this Indenture during any such suspension.
Section 14.09.   Responsibility of Trustee and Exchange Agent.   The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange, the accuracy or inaccuracy of any mathematical calculation or formulae under this Indenture, whether by the Company or any Person so authorized by the Company for such purpose under this Indenture or the failure by the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent promptly after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).
Section 14.10.   Notice to Holders Prior to Certain Actions.   In case of any:
(a)   action by the Company or one of its Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 14.04 or Section 14.11;
(b)   Merger Event; or
(c)   voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
Section 14.11.   Stockholder Rights Plans.   To the extent that Huazhu has a rights plan in effect upon exchange of the Notes, each ADS, if any, delivered upon such exchange shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying such ADSs) the appropriate number of rights, if any, and the certificates representing the ADSs delivered upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange, the rights have separated from the Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable stockholder rights plan, the Exchange Rate shall be adjusted at the time of separation as if Huazhu distributed to all or substantially all holders of the Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
Section 14.12.   Termination of Depositary Receipt Program.   If the Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by Huazhu, all references in this Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price or the Daily VWAP of the ADSs will be deemed to refer to the Last Reported Sale Price or the Daily VWAP of the Ordinary Shares, and other appropriate adjustments, including adjustments to the Exchange Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination shall apply.
ARTICLE 15
Repurchase of Notes at Option of Holders
Section 15.01.   Repurchase at Option of Holders.
(a)   Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on each of July 1, 2023 and July 1, 2025 (each, a “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is equal to US$200,000 or an integral multiple of US$1,000 in excess thereof, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable Repurchase Date; provided that any such accrued and unpaid interest shall be paid not to the Holders submitting the Notes for repurchase on such Repurchase Date but instead to the Holders of such Notes at the close of business on the Regular Record Date immediately preceding such Repurchase Date. Not later than 20 Business Days prior to any Repurchase Date, the Company shall mail a notice (the “Company Notice”) by first class mail to the Trustee, to the Transfer Agent, to the Paying Agent and to each Holder at its address shown in the Note Register of the Note Registrar (and to beneficial owners as required by Applicable Law). The Company Notice shall include a form of Repurchase Notice to be completed by a holder and shall state:
(i)   the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);

(ii)   the Repurchase Price;
(iii)   the Repurchase Date;
(iv)   the name and address of the Exchange Agent and Paying Agent;
(v)   that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;
(vi)   that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and
(vii)   the procedures a Holder must follow to exercise its repurchase rights under this Section 15.01 and a brief description of those rights.
At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.
Simultaneously with providing the Company Notice, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.
Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:
(A)   delivery to the Transfer Agent by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on the second Business Day immediately preceding such Repurchase Date; and
(B)   delivery of the Notes, if the Notes are Physical Notes, to the Transfer Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements), or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.
Each Repurchase Notice shall state:
(A)   in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(B)   the portion of the principal amount of the Notes to be repurchased, which must be US$200,000 or an integral multiple of US$1,000 in excess thereof; and
(C)   that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Transfer Agent the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the applicable Repurchase Date by delivery of a duly completed written notice of withdrawal to the Transfer Agent in accordance with Section 15.03.

The Transfer Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.01 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 15.02 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.
(b)   Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on any Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Transfer Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 15.02.   Repurchase at Option of Holders Upon a Fundamental Change.   (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to US$200,000 or an integral multiple of US$1,000 in excess thereof, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 15.02(c) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Business Day immediately succeeding the Interest Payment Date to which such Regular Record Date relates (or if such Interest Payment Date is not a Business Day, the second Business Day immediately succeeding such Interest Payment Date), in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.
(b)   Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
(i)   delivery to the Transfer Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)   delivery of the Notes, if the Notes are Physical Notes, to the Transfer Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:
(i)   in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(ii)   the portion of the principal amount of Notes to be repurchased, which must be US$200,000 or an integral multiple of US$1,000 in excess thereof; and

(iii)   that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Transfer Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Transfer Agent in accordance with Section 15.03.
The Transfer Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered by a Holder for repurchase thereof if such Holder has also surrendered a Repurchase Notice in accordance with Section 15.01 and not validly withdrawn such Repurchase Notice in accordance with Section 15.03.
If a Fundamental Change described in clause (d) of the definition thereof has occurred and the Ordinary Shares are then listed on the Singapore, Hong Kong or London stock exchange (or any of their respective successors), then for any Notes that are not repurchased pursuant to this Section 15.02 in connection with such Fundamental Change, the provisions set forth under Section 14.07 shall be deemed to apply as if the Ordinary Shares were Reference Property, and the Board of Directors, acting in good faith, shall make any necessary changes to the terms of the Notes to reflect the replacement of the ADSs with the Ordinary Shares and to afford Noteholders protections equivalent to those provided by this Indenture prior to such replacement.
(c)   On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders, the Transfer Agent and the Trustee a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:
(i)   the events causing the Fundamental Change;
(ii)   the date of the Fundamental Change;
(iii)   the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
(iv)   the Fundamental Change Repurchase Price;
(v)   the Fundamental Change Repurchase Date;
(vi)   the name and address of the Transfer Agent;
(vii)   if applicable, the Exchange Rate and any adjustments to the Exchange Rate;
(viii)   that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
(ix)   the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
(d)   Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Transfer Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 15.03.   Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice.   (a) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Corporate Trust Office in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the applicable Repurchase Date or prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:
(i)   the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,
(ii)   if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(iii)   the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of US$200,000 or an integral multiple of US$1,000 in excess thereof;
provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.
Section 15.04.   Deposit of Repurchase Price or Fundamental Change Repurchase Price.   (a) The Company will deposit with the Transfer Agent (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on any Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Transfer Agent (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.03) will be made on the later of (i) the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (provided the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Transfer Agent (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Transfer Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.
(b)   If by 10:00 a.m., New York City time, on any Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Transfer Agent (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, with respect to the

Notes that have been properly surrendered for repurchase and not validly withdrawn, on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Transfer Agent or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be).
(c)   Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and instruct the Trustee who shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
Section 15.05.   Covenant to Comply with Applicable Laws Upon Repurchase of Notes.   In connection with any repurchase offer, the Company will, if required:
(a)   comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;
(b)   file a Schedule TO or other required schedule under the Exchange Act; and
(c)   otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.
ARTICLE 16
Optional Redemption, Cleanup Redemption and Tax Redemption
Section 16.01.   Optional Redemption.   (a) Except as described in Section 16.02 and 16.03 below, the Notes may not be redeemed by the Company at its option prior to July 6, 2023. The Company may redeem for cash all or part of the Notes, at its option, on a Redemption Date on or after July 6, 2023 and before the 23rd Scheduled Trading Day immediately preceding the Maturity Date, if the Last Reported Sale Price of the ADSs has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the Redemption Notice Date (such redemption, an “Optional Redemption”).
(b)   The Redemption Price for an Optional Redemption shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date; provided, however, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then (i) the Company shall pay on the Interest Payment Date the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and (ii) the Redemption Price payable to the Holder who presents a Note for the Optional Redemption shall be equal to 100% of the principal amount of such Note. The Redemption Date must be a Business Day.
(c)   If fewer than all Notes then outstanding are called for an Optional Redemption, the aggregate principal amount of Notes called for such Optional Redemption must be US$200,000 or an integral multiple of US$1,000 in excess thereof, and the Notes to be redeemed shall be selected (in principal amounts of US$200,000 or integral multiples of US$1,000 in excess thereof): in the case of Physical Notes, by the Trustee by lot, on a pro rata basis (subject to rounding to the nearest US$1,000 principal amount) or by another method the Trustee in its sole and absolute discretion considers to be fair and appropriate and, in the case of Global Notes, in accordance with, and subject to, DTC’s applicable procedures.
(d)   If a portion of a Holder’s Notes are selected for a partial Optional Redemption and the Holder exchanges a portion of such Notes, the exchanged portion shall be deemed to be from the portion selected for such Optional Redemption.

(e)   If the Company elects to redeem fewer than all of the outstanding Notes pursuant to this Section 16.01 and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the close of business on the 24th Scheduled Trading Day immediately preceding the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption, then such Holder or owner, as applicable, shall be entitled to exchange such Note or beneficial interest, as applicable, at any time before the close of business on the Business Day immediately preceding such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such Holder or beneficial owner, as applicable, shall be entitled to exchange such Note or beneficial interest, as applicable, until the close of business on the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for, and each such exchange shall be deemed to be of a Note called for Optional Redemption for purposes of this Indenture, including this Section 16.01 and Section 14.03(g).
(f)   In the event of any Optional Redemption in part, the Company shall not be required to register the transfer of, or exchange for another Note of, any Note so selected for Optional Redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.
Section 16.02.   Cleanup Redemption.   (a) The Company may redeem for cash all but not part of the Notes at any time, on a Redemption Date before the 23rd Scheduled Trading Day immediately preceding the Maturity Date, if less than 10% of the aggregate principal amount of Notes originally issued remains outstanding at such time (such redemption, a “Cleanup Redemption”).
(b)   The Redemption Price for a Cleanup Redemption shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date; provided, however, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then (i) the Company shall pay on the Interest Payment Date the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and (ii) the Redemption Price payable to the Holder who presents a Note for the Cleanup Redemption shall be equal to 100% of the principal amount of such Note. The Redemption Date must be a Business Day.
Section 16.03.   Tax Redemption.   (a) If the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts that are more than a de minimis amount, as a result of:
(i)   any change or amendment on or after July 13, 2020 (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or
(ii)   any change on or after July 13, 2020 (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);
(each, a “Change in Tax Law”), the Company may, at its option, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) on a Redemption Date before the 23rd Scheduled Trading Day immediately preceding the Maturity Date; provided that the Company may only redeem the Notes if: (i) the Company cannot avoid such obligations by taking commercially reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a commercially reasonable measure); and (ii) the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officers’ Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts (such redemption, a “Tax Redemption”).
(b)   The Redemption Price for a Tax Redemption shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price;

provided, however, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then (i) the Company shall pay on the Interest Payment Date the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and (ii) the Redemption Price payable to the Holder who presents a Note for the Tax Redemption shall be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price. The Redemption Date must be a Business Day.
(c)   Notwithstanding anything to the contrary in this Article 16, neither the Company nor any successor Person may redeem any of the Notes in the case that Additional Amounts are payable in respect of PRC withholding tax at a rate of 10% or less solely as a result of the Company or its successor Person being considered a PRC tax resident under the PRC Enterprise Income Tax law.
(d)   Upon receiving the Redemption Notice for a Tax Redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change or a Repurchase Date, maturity or otherwise, and whether in cash, ADSs or a combination thereof, Reference Property or otherwise) after the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Redemption Price has been paid or duly provided for), and all future payments with respect to such Notes shall be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with a Tax Redemption pursuant to Section 14.03(g), the Company shall be obligated to pay Additional Amounts, if any, with respect to such exchange.
Section 16.04.   Redemption Notice.    (a) To call any Notes for an Optional Redemption, Cleanup Redemption or Tax Redemption pursuant to this Article 16, the Company shall provide a Redemption Notice not less than 27 Scheduled Trading Days but no more than 40 Scheduled Trading Days before the Redemption Date to the Trustee, the Exchange Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and each Holder of Notes selected for redemption. Neither the Trustee nor any Agent shall be responsible for calculating or verifying any Redemption Price in respect of the Notes.
(b)   Such Redemption Notice must state:
(i)   that the Notes have been called for redemption, briefly describing the Company’s redemption right under this Indenture;
(ii)   the Redemption Date for such redemption;
(iii)   the Redemption Price per US$1,000 principal amount of Notes (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable);
(iv)   the name and address of the Paying Agent and the Exchange Agent;
(v)   that Notes called for redemption may be exchanged at any time during the related Redemption Period;
(vi)   the Exchange Rate in effect on the Redemption Notice Date for such redemption and a description and quantification of any adjustments to the Exchange Rate that may result from such redemption (including pursuant to Section 14.03(g));
(vii)   the Settlement Method that will apply to all exchanges of Notes with an Exchange Date that occurs during the related Redemption Period; and
(viii)   the CUSIP and ISIN numbers, if any, of the Notes.
Simultaneously with providing the Redemption Notice, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time.

Section 16.05.   Exchange Election.   Subject to the applicable procedures of DTC in the case of Global Notes, a Holder electing to not have its Notes redeemed pursuant to this Article 16 must deliver to the Paying Agent a written notice of election so as to be received by the Paying Agent prior to the close of business on the second Business Day immediately preceding the Redemption Date; provided that a Holder that complies with the requirements for exchange in Section 14.02(b) shall be deemed to have delivered a notice of its election to not have its Notes so redeemed. A Holder may withdraw any notice of election (other than such a deemed notice of election in connection with an exchange) by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Redemption Price has been paid or duly provided for). If no election is made or deemed to have been made, the Holder shall have its Notes redeemed without any further action.
Section 16.06.   Acceleration.   No Notes may be redeemed pursuant to this Article 16 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).
ARTICLE 17
Miscellaneous Provisions
Section 17.01.   Provisions Binding on Company’s Successors.   All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 17.02.   Official Acts by Successor Corporation.   Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
Section 17.03.   Addresses for Notices, Etc.   Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Trip.com Group Limited, 968 Jin Zhong Road, Shanghai 200335, People’s Republic of China; Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286, United States of America; Attention: Global Corporate Trust — Trip.com Group Limited; Facsimile No.: +1 212-815-5915, with a copy to The Bank of New York Mellon, Hong Kong Branch, Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong; Attention: Corporate Trust — Trip.com Group Limited; Facsimile No.: +852-2295-3283.
So long as and to the extent that the Notes are represented by Global Notes and such Global Notes are held by DTC, notices to owners of beneficial interests in the global notes may be given by delivery of the relevant notice to DTC for communication by it to entitled account holders.
The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04.   Governing Law; Jurisdiction.   THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.
The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 17.05.   Submission to Jurisdiction; Service of Process.   The Company irrevocably appoints Law Debenture Corporate Service Inc. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to Trip.com Group Limited, 968 Jin Zhong Road, Shanghai 200335, People’s Republic of China, Attention: Chief Financial Officer, Cindy Xiaofan Wang, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.
Section 17.06.   Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.   Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.
Each Officers’ Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.09) shall include (a) a statement that the person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture.
Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.
Section 17.07.   Legal Holidays.   In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Exchange Date, Repurchase Date, Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.
Section 17.08.   No Security Interest Created.   Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 17.09.   Benefits of Indenture.   Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 17.10.   Table of Contents, Headings, Etc.   The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 17.11.   Execution in Counterparts.   This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.
Section 17.12.   Severability.   In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 17.13.   Waiver of Jury Trial.   EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 17.14.   Force Majeure.   In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Agents, as the case may be, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15.   Calculations.   Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, accrued interest payable on the Notes, the number of Additional ADSs to be added to the Exchange Rate upon a Make-Whole Fundamental Change, if any, and the Exchange Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent, the Transfer Agent and the Exchange Agent, and each of the Trustee, the Paying Agent, the Transfer Agent and the Exchange Agent is entitled to rely conclusively and without liability upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.
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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
TRIP.COM GROUP LIMITED
By:	/s/ Cindy Xiaofan Wang
	Name:	Cindy Xiaofan Wang
	Title:	Chief Financial Officer
THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Mir Sajid Hussain
	Name:	Mir Sajid Hussain
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “DISTRIBUTION COMPLIANCE PERIOD END DATE”) THAT IS 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, ONLY (A) TO TRIP.COM GROUP LIMITED (THE “COMPANY”) OR ONE OF ITS SUBSIDIARIES OR (B) PURSUANT TO OFFERS AND SALES THAT OCCUR TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DISTRIBUTION COMPLIANCE PERIOD END DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

TRIP.COM GROUP LIMITED
1.50% Exchangeable Senior Note due 2027
No. [ ]	[Initially]1 US$[ ]
CUSIP No. G9066FAA9
Trip.com Group Limited, a company duly organized and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [           ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of US$[           ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$500,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on July 1, 2027, and interest thereon as set forth below.
This Note shall bear interest at the rate of 1.50% per year from July 20, 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until July 1, 2027. Interest is payable semi-annually in arrears on each January 1 and July 1, commencing on January 1, 2021, to Holders of record at the close of business on the preceding December 15 and June 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 14.08(a) of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 14.08(a) and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.
Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus one percent, subject to the enforceability thereof under Applicable Law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent, Transfer Agent, Exchange Agent and Note Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer.

1	Include if a Global Note.
2	Include if a Global Note.
3	Include if a Physical Note.
4	Include if a Global Note.
5	Include if a Physical Note.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note for cash, ADSs or a combination of cash and ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee under the Indenture.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
TRIP.COM GROUP LIMITED
By:

Name:
Title:
Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK MELLON
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:

Authorized Officer

[FORM OF REVERSE OF NOTE]
TRIP.COM GROUP LIMITED
1.50% Exchangeable Senior Note due 2027
This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.50% Exchangeable Senior Notes due 2027 (the “Notes”), limited to the aggregate principal amount of US$500,000,000, all issued or to be issued under and pursuant to an Indenture dated as of July 20, 2020 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
In the case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary of the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the principal amount on the Maturity Date, the Redemption Date, the Repurchase Date and the Fundamental Change Repurchase Date, as the case may be, to the Holder who surrenders a Note to the Trustee to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), payments of interest and payments of cash and/or deliveries of ADSs upon exchange of the Notes to ensure that the net amount received by the Holder after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such Holder had no such withholding or deduction been required.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money or ADSs, as the case may be, herein prescribed.
The Notes are issuable in registered form without coupons in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 principal amount in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or

Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
The Company may not redeem the Notes prior to the Maturity Date, except in the event of an Optional Redemption, a Cleanup Redemption or a Tax Redemption as described in Article 16 of the Indenture. No sinking fund is provided for the Notes.
The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in minimum principal amounts of US$200,000 and integral multiples of US$1,000 in excess thereof) on any Repurchase Date at a price equal to the Repurchase Price.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in minimum principal amounts of US$200,000 and integral multiples of US$1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is in minimum principal amount of US$200,000 and integral multiples of US$1,000 in excess thereof, for cash, ADSs or a combination of cash and ADSs, as applicable, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to Applicable Law:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

SCHEDULE A6
SCHEDULE OF EXCHANGES OF NOTES
TRIP.COM GROUP LIMITED
1.50% Exchangeable Senior Notes due 2027
The initial principal amount of this Global Note is [           ] UNITED STATES DOLLARS (US$[           ]). The following increases or decreases in this Global Note have been made:
Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

6
Include if a global note.

ATTACHMENT 1
[FORM OF NOTICE OF EXCHANGE]
To:
TRIP.COM GROUP LIMITED

THE BANK OF NEW YORK MELLON, as Exchange Agent
The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is US$200,000 principal amount or an integral multiple of US$1,000 in excess thereof) below designated, for cash, ADSs or a combination of cash and ADSs, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any ADSs deliverable upon such exchange, together with any cash payable for any Fractional ADS, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any ADSs or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.
[The undersigned certifies:
1. As of the date hereof, either (1) it and any account for which it is acting is not a U.S. person and is located outside the United States (within the meaning of Regulation S under the Securities Act) and the exchange of this Note is not being made for the benefit of a U.S. person or (2) it and any account for which it is acting is a qualified institutional buyer (within the meaning of Rule 144A under the Securities Act) and it will not sell the ADSs that it receives upon exchange of this Note (or the Ordinary Shares represented thereby) except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act.
2. The undersigned acknowledges that the ADSs that it receives upon exchange of this Note will be restricted securities (within the meaning of Rule 144 under the Securities Act) with a holding period that starts on the relevant Exchange Date).]7
Dated:
Signature(s)

Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

7
Include if Physical Settlement or Combination Settlement applies to the exchange of this Note, unless the delivery of the ADSs to the exchanging Holder is then being registered under a Delivery Registration Statement or if the relevant Exchange Date occurs at any time that the Company has not been an “affiliate” of Huazhu (within the meaning of Rule 144 under the Securities Act) for more than three months.

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:
(Name)
(Street Address)
(City, State and Zip Code) Please print name and address
Principal amount to be exchanged (if less than all): US$ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Social Security or Other Taxpayer Identification Number

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: TRIP.COM GROUP LIMITED
THE BANK OF NEW YORK MELLON, as Transfer Agent
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Trip.com Group Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$200,000 principal amount or an integral multiple of US$1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Certificate Number(s):
Dated:
Signature(s)

Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all): US$      ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3
[FORM OF REPURCHASE NOTICE]
To: TRIP.COM GROUP LIMITED
THE BANK OF NEW YORK MELLON, as Transfer Agent
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Trip.com Group Limited (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$200,000 principal amount or an integral multiple of US$1,000 in excess thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof.
In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:
Certificate Number(s):
Dated:
Signature(s)

Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all): US$      ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4
[FORM OF ASSIGNMENT AND TRANSFER]
For value received           hereby sell(s), assign(s) and transfer(s) unto           (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints           attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Distribution Compliance Period End Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐
To Trip.com Group Limited or a subsidiary thereof; or

☐
Pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B
[FORM OF AUTHORIZATION CERTIFICATE]
I, [Name], [Title], acting on behalf of Trip.com Group Limited (the “Company”) hereby certify that:
(A) the persons listed below are (i) authorized Officers of the Company for purposes of the Indenture (the “Indenture”) dated as of July 20, 2020 between the Company and The Bank of New York Mellon, as trustee, in relation to the 1.50% Exchangeable Senior Notes due 2027 (the “Notes”), (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite their names and (iii) the duly authorized persons who executed or will execute the Indenture and the Notes issued pursuant to the Indenture by their manual or facsimile signatures and were at the time of such execution, duly elected or appointed, qualified and acting as the holder of the offices set forth opposite their names;
(B) each of the individuals listed below have the authority to receive call backs at the telephone numbers noted below upon request of The Bank of New York Mellon in connection with the notes issued pursuant to the Indenture; and
(C) each signature appearing below is the person’s genuine signature.
IN WITNESS WHEREOF, I have hereunto executed and delivered this certificate on behalf of the Company as of the date indicated.
Dated:
[Name]
By: Name: Title:

SCHEDULE I
Name	Title, Fax No., Email	Signature	Tel No.

TRIP.COM GROUP LIMITED
AND
THE BANK OF NEW YORK MELLON,
as Trustee and Collateral Agent
SUPPLEMENTAL INDENTURE
Dated as of December 15, 2020
1.50% Exchangeable Senior Notes due 2027
THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 15, 2020 between TRIP.COM GROUP LIMITED, a Cayman Islands exempted company, as issuer (the “Company,” as more fully set forth in Section 1.01 of the Indenture), and THE BANK OF NEW YORK MELLON, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee,” as more fully set forth in Section 1.01 of the Indenture) and as Collateral Agent (as defined and more fully set forth below). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture (as defined below).
RECITALS
WHEREAS, the Company and the Trustee entered into the Indenture, dated as of July 20, 2020 (the “Indenture”), relating to the Company’s 1.50% Exchangeable Senior Notes due 2027 (the “Notes”);
WHEREAS, Section 10.01 (Supplemental Indentures Without Consent of Holders) of the Indenture provides that the Company and the Trustee (at the Company’s expense and direction) may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of securing the Notes without the consent of the Holders of the Notes;
WHEREAS, the Company desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects, including, but not limited to, having The Bank of New York Mellon, as collateral agent, accede to the Indenture, for the purpose of securing the Notes as permitted by Section 10.01 (Supplemental Indentures Without Consent of Holders) of the Indenture; and
WHEREAS, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officers’ Certificate and an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 10.05 (Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee) of the Indenture.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein and for other good and valuable consideration, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE I
AMENDMENTS TO THE INDENTURE
Section 1.1 Amendment to Section 1.01 (Definitions) of the Indenture. (a) The following definition is hereby added to Section 1.01 (Definitions) of the Indenture in appropriate alphabetical order:
“2020 Share Mortgage” means an equitable mortgage over shares in Huazhu Group Limited dated December 15 2020 by and between the Company, as the mortgagor, and the Collateral Agent, as the mortgagee, together with each Notice on Additional Collateral Shares (as defined therein) executed by the Company from time to time, as each of the foregoing may be supplemented from time to time.
“Collateral Agent” means The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as collateral agent, pursuant to this

Indenture, until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.
“Collateral Agreement” means the collateral agreement dated December 15 2020 between the Company and the Collateral Agent as supplemented from time to time.
“Delivery Procedures Letter” shall have the meaning set forth in the 2020 Share Mortgage.
“Mortgaged Shares” shall have the meaning set forth in the 2020 Share Mortgage.
“Security Interest” means any mortgage, charge, pledge, assignment by way of security, lien, encumbrance, right of set off, or any security interest, howsoever created or arising.
“Secured Parties” means (i) the Collateral Agent, as mortgagee under the 2020 Share Mortgage, (ii) the Trustee on behalf of itself and Holders of the Notes, and (iii) the Holders of the Notes.
(b) The definition of “Agents” in Section 1.01 (Definitions) of the Indenture is hereby amended by deleting such definition in its entirety and replacing such definition with the following:
“Agents” means the Paying Agent, the Transfer Agent, the Note Registrar, the Exchange Agent and the Collateral Agent.
Section 1.2 Amendment to Section 6.02 of the Indenture. The following sentence is hereby added to the end of the first paragraph in Section 6.02 of the Indenture:
The Trustee shall promptly, and in any event by 3:00 p.m. (New York City time) on the next Business Day following any automatic acceleration of or declaration of acceleration by the Trustee or Holders of the Company’s payment obligations related to the principal of, and accrued and unpaid interest on, the Notes in case of an Event of Default, notify the Collateral Agent of such automatic acceleration or declaration of acceleration and provide a copy of any declaration of acceleration to the Collateral Agent.
Section 1.3 Amendment to Section 14.02(b) of the Indenture. The following sentence is hereby added to the end of the first paragraph in Section 14.02(b) of the Indenture:
The Trustee (and if different, the Exchange Agent) shall promptly, and in any event by 3:00 p.m. (New York City time) on the day that any Notice of Exchange is deemed to have been deposited with the Exchange Agent in accordance with this Section 14.02(b), notify the Collateral Agent of such receipt of such Notice of Exchange and provide a copy of such Notice of Exchange to the Collateral Agent.
Section 1.4 Amendment to Section 14.08(a) of the Indenture. The second paragraph of Section 14.08(a) of the Indenture is hereby amended and restated in its entirety to read as follows:
Upon any enforcement by the Collateral Agent in respect of the security interest over the Ordinary Shares pledged to secure the Company’s Exchange Obligations, the Collateral Agent shall sell, on behalf of each relevant exchanging Holder, ADSs representing a number of Ordinary Shares equal to (A) (1) the aggregate principal amount of such Holder’s Notes that such Holder has surrendered for exchange but with respect to which the Company has not satisfied its Exchange Obligations, divided by (2) the aggregate principal amount of Notes then outstanding (including, for the avoidance of doubt, (x) Notes that have been surrendered for exchange but for which the Company has yet to deliver the full amount of consideration due upon exchange and (y) Notes that have matured, have been accelerated or have been surrendered for repurchase by the Company (upon a Fundamental Change or otherwise) but for which the Company has yet to pay the full amount of principal and interest, if any, due at maturity, upon declaration of acceleration or upon repurchase, as the case may be), multiplied by (B) the total number of Ordinary Shares pledged at such time. The Trustee (acting upon the instructions of the relevant Holders) shall notify the Collateral Agent of the number of Ordinary Shares set forth in clause (A) above.
Section 1.5 Amendment to Section 15.01(a) of the Indenture. The following sentence is hereby added to the end of the second to last paragraph in Section 15.01(a) of the Indenture:

The Trustee (and if different, the Transfer Agent) shall promptly, and in any event on the same Business Day that any Repurchase Notice is delivered to the Transfer Agent, notify the Collateral Agent of such receipt of such Repurchase Notice and provide a copy of such Repurchase Notice to the Collateral Agent and shall promptly notify the Collateral Agent of the receipt of any written notice of withdrawal of such Repurchase Notice.
Section 1.6 Amendment to Section 15.02(b) of the Indenture. The following sentence is hereby added to the end of the third to last paragraph in Section 15.02(b) of the Indenture:
The Trustee (and if different, the Transfer Agent) shall promptly, and in any event on the same Business Day that any Fundamental Change Repurchase Notice is delivered to the Transfer Agent, notify the Collateral Agent of such receipt of such Fundamental Change Repurchase Notice and provide a copy of such Fundamental Change Repurchase Notice to the Collateral Agent and shall promptly notify the Collateral Agent of the receipt of any written notice of withdrawal of such Fundamental Change Repurchase Notice.
Section 1.7 Addition of Article 18 (CONCERNING THE COLLATERAL AGENT) to the Indenture. The following sections are hereby added as Article 18 (CONCERNING THE COLLATERAL AGENT) of the Indenture:
Section 18.01. Appointment of Collateral Agent. The Company hereby appoints the Collateral Agent as the collateral agent on behalf of the Trustee and the Holders of the Notes in respect of the 2020 Share Mortgage.
Section 18.02. Collateral Agent’s Rights and Obligations.
(a) The Collateral Agent shall perform only those duties that are specifically set forth in the 2020 Share Mortgage, this Indenture, the Collateral Agreement and the Delivery Procedures Letter and no implied covenants or obligations shall be read into such documents against the Collateral Agent. In acting under the 2020 Share Mortgage, the Collateral Agreement and the Delivery Procedures Letter, the Collateral Agent is acting solely as an agent of the Secured Parties and does not assume any fiduciary duty or other obligation towards or relationship of trust for or with any of the Secured Parties under this Indenture or any other person.
(b) The Collateral Agent acknowledges that the Security Interests as now or hereafter constituted shall be held for the benefit of all the Secured Parties under the 2020 Share Mortgage, and that the Security Interests created pursuant to the 2020 Share Mortgage in respect of the Mortgaged Shares are subject to and qualified and limited in all respects by the 2020 Share Mortgage, the Collateral Agreement and the Delivery Procedures Letter and actions that may be taken thereunder.
(c) The Collateral Agent shall be the representative on behalf of the Trustee and the Holders of the Notes, and shall act upon the written direction of the Trustee (acting on behalf of the Holders of the Notes) with regard to all voting, consent and other rights granted to the Holders of the Notes under the 2020 Share Mortgage. The Collateral Agent shall be entitled to seek direction and clarification from the relevant Secured Parties. The Collateral Agent shall not be liable for any loss or damage to any party for any action it takes or refrains from taking on the instructions of the Secured Parties.
(d) Subject to the terms of the 2020 Share Mortgage, this Indenture, the Collateral Agreement and the Delivery Procedures Letter, the Collateral Agent may take all actions it deems necessary or appropriate in order to (A) enforce any of its rights or any of the rights of the Holders of the Notes (through the Trustee) under the 2020 Share Mortgage, this Indenture, the Collateral Agreement and the Delivery Procedures Letter and (B) receive any and all amounts payable from the mortgage in respect of the obligations of the Company under the 2020 Share Mortgage.
(e) Subject to the terms of the 2020 Share Mortgage, this Indenture, the Collateral Agreement and the Delivery Procedures Letter, the Collateral Agent shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the mortgage from any acts that may be unlawful or in violation of the 2020 Share Mortgage, this Indenture, the Collateral Agreement or the Delivery Procedures Letter, and such suits and proceedings as the Collateral

Agent may in its sole and absolute discretion deem expedient to preserve or protect its interest and the interests of the Holders of the Notes under the 2020 Share Mortgage (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests created pursuant to the 2020 Share Mortgage or be prejudicial to the interests of the Holders of the Notes, the Collateral Agent or the Trustee). The Collateral Agent is irrevocably authorized by each Holder of the Notes to effect any release of Mortgaged Shares contemplated by Sections 6.02, 14.02, 14.08, 15.01, 15.02, 16.01, 16.02 and 16.03 of this Indenture or by the terms of the Collateral Agreement, the 2020 Share Mortgage and the Delivery Procedures Letter. The Collateral Agent shall not be deemed to have knowledge of any acts that may be unlawful or in violation of the 2020 Share Mortgage, this Indenture, the Collateral Agreement or the Delivery Procedures Letter unless and until it obtains actual knowledge of such unlawful acts or violation through written notification describing the circumstances of such, and identifying the circumstances constituting such unlawful acts or violation.
(f) The Collateral Agent shall not be responsible for the title, ownership, value, existence, sufficiency or adequacy of the Security Interests in respect of the obligations of the Company under this Indenture, the Collateral Agreement and the 2020 Share Mortgage.
(g) The Collateral Agent is authorized to receive and distribute any funds for the benefit of the Holders of the Notes under the 2020 Share Mortgage, this Indenture and the Collateral Agreement, and to make further distributions of such funds to the Holders of the Notes according to the provisions of this Indenture, the Collateral Agreement and the 2020 Share Mortgage.
(h) Upon written request of the Company, in connection with any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of assets or property permitted by this Indenture, the Collateral Agent shall (without notice to, or vote or consent of, any Holder) take such actions as shall be required to release its security interest in any Mortgaged Shares being disposed in such disposition, to the extent necessary to permit consummation of such disposition in accordance with this Indenture, the 2020 Share Mortgage and the Collateral Agreement, and the Collateral Agent shall receive full payment therefor from the Company for any costs and expenses incurred thereby.
(i) Any amendment, supplement or waiver under Sections 10.01 and 10.02 of this Indenture and Clause 15 of the 2020 Share Mortgage that adversely affects the Collateral Agent shall not affect the Collateral Agent’s rights, powers, obligations, duties or immunities, unless the Collateral Agent has consented thereto.
(j) The Collateral Agent shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under the 2020 Share Mortgage, this Indenture, the Collateral Agreement and the Delivery Procedures Letter, and the Company agrees to promptly pay such compensation and to reimburse the Collateral Agent for its properly incurred out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by it in connection with the services rendered by it under the 2020 Share Mortgage, this Indenture, the Collateral Agreement and the Delivery Procedures Letter.
Section 18.03. Resignation of the Collateral Agent.
(a) The Collateral Agent may resign at any time by sixty (60) Business Days’ prior written notice of resignation to the Trustee and the Company. Upon receiving such notice of resignation, the Company shall by a written instrument appoint the successor Collateral Agent in accordance with this Indenture and the 2020 Share Mortgage.
(b) The Company shall promptly appoint a successor Collateral Agent and give notice of such successor Collateral Agent to the existing Collateral Agent and the Trustee upon receiving the foregoing notice of resignation from the existing Collateral Agent.
(c) If a successor Collateral Agent has not been appointed, or has not accepted such appointment, within sixty (60) Business Days after the Collateral Agent’s written notice of resignation referred to above, the Collateral Agent may (at the expense of the Company) appoint a successor Collateral Agent or petition a court of competent jurisdiction for the appointment of a successor Collateral Agent on behalf of the Company.
(d) Notwithstanding the foregoing, the resignation of the Collateral Agent shall not take effect until a successor Collateral Agent has been appointed and accepted such appointment.
ARTICLE II
ACCESSION TO THE INDENTURE
Section 2.1 Accession to the Indenture. The Bank Of New York Mellon (a) hereby accedes and becomes a party to the Indenture as the “Collateral Agent,” (b) agrees to all the terms and provisions of the Indenture, and (c) acknowledges and agrees that it shall have the rights and obligations specified under the Indenture with respect to the “Collateral Agent,” and shall be subject to and bound by the provisions of the Indenture. Each of the Company and the Collateral Agent acknowledges and agrees that all rights, protections, indemnities, immunities (including any currency indemnity), privileges, disclaimers and limitations of liability applicable to the Collateral Agent specified under the 2020 Share Mortgage, shall apply mutatis mutandis as if set out in full herein. In the event of any inconsistency between the provisions contained herein, the Indenture or the 2020 Share Mortgage in relation to such rights, protections, indemnities (including any currency indemnity), disclaimers and limitations of liability, those provisions which are more beneficial to the Collateral Agent shall prevail.
ARTICLE III
MISCELLANEOUS PROVISIONS
THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together. Except as and to the extent amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. All references in the Indenture or any other agreement, document or instrument delivered in connection with or pursuant to the Indenture shall be deemed to refer to the Indenture as amended by this Supplemental Indenture.
In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee and the Collateral Agent assume no responsibility for their correctness and content. The Trustee and the Collateral Agent make no representation as to the execution, validity, enforceability or sufficiency of this Supplemental Indenture.
The provisions of this Supplemental Indenture shall be effective upon execution.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
TRIP.COM GROUP LIMITED
By:
/s/ Cindy Xiaofan Wang

Name: Cindy Xiaofan Wang
Title: Chief Financial Officer
THE BANK OF NEW YORK MELLON,
as Trustee and Collateral Agent
By:
/s/ Ka Ying Grace Chow

Name: Ka Ying Grace Chow
Title: Vice President

Information Not Required in Prospectus
Item 8.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The registrant’s articles of association provide for (1) indemnification of directors and officers for actions, costs, charges, losses, damages, and expenses incurred or sustained in their capacities as such and (2) waiver by each shareholder of any claim or right of action against any director on account of any action taken or omitted to be taken by such director, in each case except for any matter in respect of any fraud or dishonesty of the relevant directors.
Pursuant to the indemnification agreements between the registrant and its directors and officers (the form of which was included as Exhibit 10.4 of the registrant’s registration statement on Form F-1 (file no. 333-165247) that was filed with the SEC on March 5, 2010), the registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
Item 9.   Exhibits
See Exhibit Index beginning on page II-4 of this registration statement.
Item 10.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index
Exhibit Number	Description
4.1	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 from our Registration Statement on Form F-3 (file no. 333- 269169) filed with the Securities and Exchange Commission on January 10, 2023).
4.2	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts (incorporated by reference to Exhibit 4.3 of our Registration Statement on Form F-1/A (file No. 333-221034) filed with the Securities and Exchange Commission on December 1, 2017).
4.3	Form of Amendment No. 1 to Deposit Agreement (incorporated by reference to Exhibit (a)(1) from Form F-6 POS (file no. 333-225171) filed with the Securities and Exchange Commission on May 7, 2021).
4.4	Registrant’s Specimen American Depositary Receipt (incorporated by reference to Form 424b3 (file no. 333-225171) filed with the Securities and Exchange Commission on June 29, 2021).
4.4	Investor and Registration Rights Agreement between the Registrant and Ctrip.com International, Ltd., dated March 12, 2010 (incorporated by reference to Exhibit 10.10 from the Amendment No. 1 to our Registration Statement on Form F-1 (file no. 333-165247) filed with the Securities and Exchange Commission on March 12, 2010).
4.5	Supplemental Registration Rights Agreement between the registrant and Trip.com dated August 3, 2020 (incorporated by reference to Exhibit 4.7 from our annual report on Form 20-F filed with the Securities and Exchange Commission on April 23, 2021).
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of ordinary shares being registered.
23.1*	Consent of Deloitte Touche Tohmatsu Public Accountants LLP, independent registered public accounting firm.
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.3*	Consent of JunHe LLP.
24.1*	Power of Attorney (included on signature page hereof).
107.1*	Calculation of Filing Fee Table.

*
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, on July 17, 2024.
H World Group Limited
By:
/s/ Qi Ji

Name:
Qi Ji

Title:
Executive Chairman of the Board of Directors

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jun Zhou as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 17th day of July 2024.
Signatures	Title
/s/ Qi Ji Qi Ji	Executive Chairman of the Board of Directors
/s/ Hui Jin Hui Jin	Chief Executive Officer (Principal Executive Officer)
/s/ John Jiong Wu John Jiong Wu	Independent Director
/s/ Tong Tong Zhao Tong Tong Zhao	Independent Director
/s/ Jie Zheng Jie Zheng	Executive Director
/s/ Jian Shang Jian Shang	Independent Director
/s/ Theng Fong Hee Theng Fong Hee	Independent Director
/s/ Lei Cao Lei Cao	Independent Director
/s/ Jun Zou Jun Zou	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of H World Group Limited, has signed this registration statement or amendment thereto on the 17th of July 2024.
Authorized U.S. Representative
Cogency Global Inc.
By:
/s/ Colleen A. De Vries

Name:
Colleen A. De Vries

Title:
Sr. Vice President on behalf of Cogency Global Inc.